                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                       UTILICORP UNITED INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
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/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
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
                                     [LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1998
                            ------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of UtiliCorp United Inc. will be held in the Imperial Ballroom of the Muehlebach Tower of the Kansas City Marriott Downtown, 12th & Wyandotte on Wednesday, May 6, 1998, at 2:00 p.m. (Kansas City time), on that date and thereafter as it may from time to time be adjourned, for the following purposes:

        1. To elect three Directors of the Company to hold office for three years, and until their successors have been duly elected and qualified.

        2. To consider and act upon a proposal to amend the Certificate of Incorporation to increase the number of authorized shares of common stock to 200,000,000.

        3. To consider and act upon a proposal to amend the Amended and Restated 1986 Stock Incentive Plan to allow the issuance of an additional 2,000,000 shares pursuant to the plan.

        4. To consider and act upon a proposal to approve an amendment to the UtiliCorp United Inc. Annual and Long-Term Incentive Plan.

        5. To consider and act upon an amendment to the Certificate of Incorporation of the Company to allow the Board to designate voting rights for preference stock.

        6. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to increase the number of shares required to call a special meeting.

        7. To consider and act upon a proposal to amend the Certificate of Incorporation of the Company to eliminate cumulative voting.

        8. To consider and act upon an amendment to the Company's Certificate of Incorporation to provide for removal of board members only for cause.

        9. To consider and transact such other business as may properly come before the meeting or any adjournment thereof.

    The Company's stock transfer books will not be closed for this meeting, but in lieu thereof the Board of Directors has fixed the close of business March 9, 1998, as the record date for the determination of the stockholders entitled to notice of and to vote at this meeting or any adjournment or postponement thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                                 [SIGNATURE]

                                          Dale J. Wolf

                                          VICE PRESIDENT AND CORPORATE SECRETARY

March 20, 1998

                                    IMPORTANT
 PLEASE MARK, DATE, SIGN, NOTE ANY CHANGE OF ADDRESS AND RETURN THE ENCLOSED PROXY CARD IMMEDIATELY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, WE WILL BE GLAD TO RETURN YOUR PROXY SO THAT YOU MAY VOTE IN PERSON.

                             UTILICORP UNITED INC.
                                 P.O. BOX 13287
                        KANSAS CITY, MISSOURI 64199-3287

                            ------------------------

                                PROXY STATEMENT
                         RELATING TO THE ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD MAY 6, 1998

                            ------------------------

GENERAL

    The enclosed Proxy is solicited by the Board of Directors of UtiliCorp United Inc. (hereinafter referred to as the "Company" or "UCU") for use at the Annual Meeting of Stockholders to be held in the Imperial Ballroom of the Muehlebach Tower of the Kansas City Downtown Marriott, 12th & Wyandotte at 2:00 p.m., (Kansas City time), on Wednesday, May 6, 1998, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. This proxy statement and the form of proxy will be mailed to stockholders on or about March 20, 1998. A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by notifying the Corporate Secretary of the Company. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the instructions contained therein.

    On March 9, 1998, there were            shares of common stock par value $1
per share (hereinafter referred to as "Common Stock"), of the Company outstanding, each share of such stock being entitled to one vote, except that each stockholder on the vote for nominees for election of Directors is entitled to exercise the right of cumulative voting. Cumulative voting entitles the stockholder to cast as many votes as shall equal the number of shares owned multiplied by the number of Directors to be elected, and to cast all of such votes for a single Director, or to distribute the votes among those to be voted for. The three nominees for election as Directors who receive the greatest number of votes cast, a quorum (the majority of the shares entitled to vote) being present in person or by proxy, shall become Directors at the conclusion of the tabulation of votes. The abstention or failure to vote shares so present and broker nonvotes do not have the effect of a vote "against" a nominee or Proposals 3 or 4 since only a plurality of votes cast (rather than of votes present) is necessary to elect a director or pass such Proposals. The approval of the holders of a majority of all outstanding shares entitled to vote at the Annual Meeting is required for approval of the amendments to the Certificate of Incorporation (Proposals 2, 5, 6, 7 and 8). Accordingly, an abstention or broker non-vote on any of these proposals will have the same legal effect as a vote against such proposal. The votes are counted and certified by one or more inspectors appointed by the Company in advance of the Annual Meeting of Stockholders in accordance with Delaware General Corporation Law. No shares of any other class of the Company's stock are entitled to vote. The Board of Directors has fixed March 9, 1998, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

INFORMATION WITH RESPECT TO DIRECTORS

                                     YEAR                     PRINCIPAL OCCUPATION                   YEAR FIRST
                                     TERM                      OR EMPLOYMENT AND                       ELECTED
NAME                                EXPIRES                POSITION WITH THE COMPANY                OR APPOINTED        AGE
--------------------------------  -----------  --------------------------------------------------  ---------------      ---
 Richard C. Green, Jr...........        2000   Chairman of the Board and Chief Executive Officer           1982             43
                                                 of the Company
 Avis G. Tucker.................        2000   Editor and Publisher of The Daily Star-Journal,             1973             82
                                                 Warrensburg, Missouri
 L. Patton Kline................        2000   Retired Vice Chairman of Marsh & McLennan, Inc.,            1986             69
                                                 New York, New York
*John R. Baker..................        1998   Retired Vice Chairman of the Board of the Company           1971             71
*Dr. Stanley O. Ikenberry.......        1998   President of the American Council on Education,             1993             63
                                                 Washington, D.C.
*Irvine O. Hockaday, Jr.........        1998   President and Chief Executive Officer of Hallmark           1995             61
                                                 Cards, Inc., Kansas City, Missouri
 Robert F. Jackson, Jr..........        1999   Retired President of CharterCorp, Kansas City,              1981             72
                                                 Missouri
 Herman Cain....................        1999   Chairman of the Board of Godfather's Pizza, Inc.,           1992             52
                                                 Omaha, Nebraska
 Robert K. Green................        1999   President of the Company                                    1993             36

------------------------

* Nominee for election as Director at this meeting.

    Richard C. Green, Jr. has served as Chairman of the Board since February 1989 and Chief Executive Officer of the Company since May 1985 and served as President of the Company from May 1985 through February 1996. Mr. Green is a director of BHA Group, Inc., Kansas City, Missouri and CAT, Ltd., Bermuda.

    Avis G. Tucker served as Chairman of the Board of the Company from May 1982 through February 1989 and has been editor and publisher of The Daily-Star Journal in Warrensburg, Missouri during the past five years. Mrs. Tucker previously served as a director of United Telecommunications, Inc.

    L. Patton Kline retired as Vice Chairman of Marsh & McLennan, Incorporated (an international insurance brokerage company), a subsidiary of Marsh & McLennan Companies, Inc. in 1988, a position he held for four years. He was President of Marsh & McLennan Companies, Inc. from 1980 to 1985. Mr. Kline served as a director of Marsh & McLennan Companies, Inc. from 1975 to 1988.

    John R. Baker retired as Vice Chairman of the Board in December 1995, a position he held since May 1991. He also served as Senior Vice President of the Company from May 1985 through December 1992.

    Stanley O. Ikenberry, Ph.D., is President of the American Council on Education and Regent Professor and President Emeritus of the University of Illinois. He previously served as President of the University from 1979 to 1995. Dr. Ikenberry serves as a director for Pfizer, Inc. Dr. Ikenberry also serves as Chairman of the Board for the Carnegie Foundation for the Advancement of Teaching.

    Irvine O. Hockaday, Jr. has served as President and Chief Executive Officer of Hallmark Cards, Inc. since January 1986 and served as Executive Vice President of Hallmark Cards, Inc. from 1983 through December 1985. Mr. Hockaday serves as Trustee of the Hall Foundation and the Aspen Institute and is a director of the Ford Motor Company and Dow Jones, Inc.

    Robert F. Jackson, Jr. retired as President of CharterCorp (a bank holding company) in 1985. Mr. Jackson has served as a director on the boards of various Missouri banks.

    Herman Cain is Chairman of the Board of Godfather's Pizza, Inc. in Omaha, Nebraska. He has been with Godfather's Pizza, Inc. for the past ten years. Mr. Cain also serves as Chief Executive Officer of the National Restaurant Association and is a director of Nabisco Holdings Corp., SUPERVALU, INC. and the Whirlpool Corporation.

    Robert K. Green has served as President of the Company since February 1996, and earlier served as Managing Executive Vice President of the Company from January 1993 to February 1996. He has held several executive positions at the Company's Missouri Public Service division since 1988, including two years as President. Mr. Green is Co-Chairman of the Kansas City Area Development Council, President of the Heart of America Council, Boy Scouts of America and a director of UMB Bank, n.a.

    Richard C. Green, Jr. and Robert K. Green are brothers and are nephews of Avis G. Tucker.

    The Audit Committee of the Board of Directors presently consists of L. Patton Kline, Dr. Stanley O. Ikenberry and Robert F. Jackson, Jr. The function of the committee is to make recommendations concerning the selection each year of independent auditors of the Company, to review the effectiveness of the Company's internal auditing methods and procedures, to determine through discussions with the independent auditors whether any instructions or limitations have been placed upon them in connection with either the scope of the audit or its implementation, to review the financial statements and related notes with the independent auditors to ensure such statements and notes fully disclose all material affairs of the Company and to recommend approval or non-approval of such financial statements and related notes.

    The Pension Committee consist of Avis G. Tucker, John R. Baker and Robert K. Green. The function of the committee is to establish and administer the Company's retirement plan and certain other related employee benefit plans.

    The Compensation Committee consists of Irvine O. Hockaday, Jr., L. Patton Kline, and Herman Cain. The function of the committee is to review and make recommendations to the Board of Directors regarding policies, practices and procedures relating to compensation of key employees and the establishment and administration of compensation plans.

    The Nominating Committee consists of Dr. Stanley O. Ikenberry, Avis G. Tucker, Irvine O. Hockaday, Jr., John R. Baker and Herman Cain. The function of the committee is to receive, review and maintain files of individuals qualified to be recommended as nominees for election as Directors of the Company. The Nominating Committee will consider candidates for the Board of Directors suggested by stockholders. Stockholders desiring to suggest candidates should advise the Secretary of the Company in writing by December 31 of the year preceding the annual meeting of stockholders and include sufficient biographical material to permit an appropriate evaluation.

    During 1997, the Board of Directors met eight times, the Audit Committee met two times, the Pension Committee met three times and the Compensation Committee met two times. The Nominating Committee did not meet during 1997. All Directors attended at least 75% of the meetings of the Board and the committees on which they served.

    Each non-employee Director receives an annual fee of $35,000. Additionally, each non-employee Director annually receives $20,000 in shares of Company Common Stock pursuant to the 1990 Non-Employee Director Stock Plan. Directors who are employees receive no annual fee for serving on the Board or any of its committees. Non-employee Directors are paid a fee of $1,000 for each Board of Directors' meeting attended plus reimbursement by the Company for all travel expenses incurred in attending such meetings. Non-employee Directors who are members of the Pension and Executive Committees receive an annual fee of $2,500 plus reimbursement for all travel expenses. Members of the

Audit, Compensation and Nominating Committees receive an annual fee of $2,500 plus reimbursement for travel expenses.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

    Furnished below is information as to the beneficial ownership of Common Stock as of December 31, 1997, for each (a) Director of the Company, (b) the six named Executive Officers and (c) Executive Officers as a group. The beneficial owner has sole voting and investment power over the shares shown, unless otherwise indicated.

                                                       NUMBER
NAME OF INDIVIDUAL OR GROUP                          OF SHARES          PERCENT OF CLASS(1)
---------------------------------------------------  ----------  ---------------------------------
Richard C. Green, Jr...............................     765,107        1.4%(2)(3)(4)(9)
Avis G. Tucker.....................................     362,263           (2)(5)--(6)
L. Patton Kline....................................       6,439                 --
John R. Baker......................................     151,707           (4)   --
Dr. Stanley O. Ikenberry...........................       3,814                 --
Irvine O. Hockaday, Jr.............................       2,070                 --
Robert F. Jackson, Jr..............................      19,306                 --
Herman Cain........................................       3,339                 --
Robert K. Green....................................     180,139           (7)(9)--
Harvey J. Padewer..................................      10,656           (9)   --
James G. Miller....................................      79,270           (9)   --
Charles K. Dempster................................      86,081           (9)   --
Terry G. Westbrook.................................         723           (9)   --
Directors and Executive Officers--as a group (20
  persons).........................................   1,586,624        2.9%(2)(3)(4)(5)(7)(8)(9)

------------------------

(1) Percentages are omitted for Directors and Executive Officers who own less than 1% of Common Stock.

(2) Includes 88,287 shares held in trust under the will of Richard C. Green, of which Mr. Richard G. Green, Jr. and Mrs. Tucker are trustees with shared voting and investment power.

(3) Includes 73,221 shares held in trust for the benefit of Ann G. Green, mother of Mr. Richard C. Green, Jr. and Mr. Robert K. Green, of which Mr. Richard
    C. Green, Jr. is co-trustee with shared voting and investment power. Excludes 116,348 shares held in trust for the benefit of Mr. Richard C. Green, Jr. as to which Mr. Richard C. Green, Jr. has power to replace the trustees.

(4) Includes 128,726 shares held in trust for the benefit of Mrs. Tucker, of which Mr. Richard C. Green, Jr. and Mr. Baker are trustees with voting and investment power.

(5) Includes 5,751 shares held in various trusts of which Mrs. Tucker is trustee with voting and investment power.

(6) Excludes 128,726 shares held in trust for the benefit of Mrs. Tucker, of which Mr. Richard C. Green, Jr. and Mr. Baker are trustees with voting and investment power and 376,035 shares held in trust for the benefit of Mrs. Tucker of which a bank is sole trustee.

(7) Excludes 217,836 shares held in trust for the benefit of Mr. Robert K. Green as to which he has power to replace the trustees.

(8) Excludes 376,035 shares held in trust for the benefit of Mrs. Tucker of which a bank is sole trustee.

(9) Includes shares which may be acquired through the exercise of vested employee stock options as follows: Mr. Richard C. Green, Jr., 210,865 shares; Mr. Robert K. Green, 82,644 shares; Mr. Padewer, 0 shares; Mr. Dempster, 61,432 shares; Mr. Miller, 54,472 shares; Mr. Westbrook, 0 shares; and Directors and Executive Officers not listed in table as a group, 76,476 shares.

(10) The shares referred to in footnotes 2, 3, 4, 6, 7 and 8 and shown as beneficially owned by Richard C. Green, Jr., and Robert K. Green are held in the Green Family UCU Limited Partnership, of which Richard C. Green, Jr., Avis G. Tucker and Robert K. Green are general partners, with shared voting and investment power. This partnership holds approximately 1,412,000 shares of Common Stock.

(11) Mr. Westbrook resigned from the Company on May 19, 1997.

    Richard C. Green, Jr., Kansas City, Missouri, Robert K. Green, Shawnee Mission, Kansas, Avis G. Tucker, Warrensburg, Missouri, members of their family and trusts for the benefit of members of the Green family owned as of December 31, 1997, 2,190,000 shares or approximately 4.0% of the outstanding shares of Common Stock of the Company. This number includes shares shown in the preceding table as being owned beneficially by Mr. Richard C. Green, Jr., Mr. Robert K. Green and Mrs. Tucker, and those specifically excluded in Notes (3), (6), (7) and (8), preceding.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The primary role of the Company's Compensation Committee (the "Committee") is to determine and oversee the administration of compensation for the Company's executive officers. In this capacity, the Committee is dedicated to ensuring that the Company's compensation policies and practices are used effectively to support the achievement of the Company's short-and long-term business objectives.

    To preserve objectivity in the achievement of its goals, the Compensation Committee is comprised of three independent, nonemployee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission (SEC). It is the Compensation Committee's overall goal to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. The Compensation Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of compensation policies. The Compensation Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance, and considers related matters.

    On October 15, 1992, SEC amended the proxy statement rules regarding the disclosure of executive compensation. The new rules require a report on executive compensation to be submitted by the compensation committee of the Board of Directors. The purpose of the report is to inform shareholders of the Committee's compensation policies for executive officers and the rationale for compensation paid to the Chief Executive Officer (CEO). This report, submitted by the Compensation Committee, follows:

COMPENSATION PHILOSOPHY

    The Company's overall compensation philosophy is to remain competitive with comparable companies while focusing on performance-based compensation. This philosophy is premised on the fact that the Company must compete with a wide variety of utilities and energy companies (and often well beyond that) in order to attract and develop a pool of talented employees. The philosophy also recognizes the need to focus on the Company's financial performance. The Company's compensation philosophy is premised on the following factors:

-  Pay competitively with significant focus on incentive compensation;

-  Design programs that support the Company's business strategy;

- Develop plans which more closely tie the compensation of the Company's executives to the Company's performance;

- Design compensation programs which more closely tie the compensation of executives to the interests of the Company's stockholders; and

-  Have programs that can attract new talent and retain key people.

    To further establish a close link between the Company's executives and its shareholders, the Company has established an objective for senior executives to own at least one to five times their annual base salary in Company stock.

    As part of its overall compensation philosophy, the Committee has determined appropriate target levels for base salary, annual incentives, and long-term compensation. The Committee has determined that base salaries should be targeted at the 50th percentile of the market and that individual pay determinations will be based on individual responsibilities and contributions. Annual incentives will be targeted at the 75th percentile of market with opportunities to attain the 90th percentile as a maximum for superior performance. Long-Term compensation will generally consist of a mix of stock options and performance units with the level of aggregate awards to be at the 75th percentile of market when performance targets are achieved. Total compensation (base salary, annual incentives, and long-term compensation) will consist of a mix of the components with a strong emphasis on variable pay. The Committee believes these targeted levels are consistent with the Company's overall compensation philosophy.

    Competitive market data is provided by an independent compensation consultant. The data provided compares the Company's compensation practices to a group of comparator companies. The Company's market for compensation comparison purposes is comprised of a group of companies which tend to have similar business operations, revenues, market capitalization's, employment levels, and lines of business. The Committee reviews and approves the selection of companies used for compensation comparison purposes.

    The companies chosen for the comparator group used for compensation purposes generally are not the same companies which comprise the peer group index in the Performance Graph included in this proxy statement. The Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established for comparing shareholder returns.

ELEMENTS OF COMPENSATION

    The key elements of the Company's executive compensation are base salary, annual incentives, long-term compensation, and benefits. These key elements are addressed separately below. In determining compensation, the Compensation Committee considers all elements of an executive officer's total compensation package, including severance plans, insurance, and other benefits.

BASE SALARIES

    The Compensation Committee regularly reviews each executive officer's base salary. Base salaries are targeted at market levels. Base salaries for executive officers are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues, and external pay practices.

    Base salaries offer security to executives and allow the Company to attract competent executive talent and maintain a stable management team. They also allow executives to be rewarded for individual performance based on the Company's evaluation process which encourages the development of executives. Pay for individual performance rewards executives for achieving goals which may not be immediately evident in common financial measurements.

    Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Compensation Committee considers the executive's efforts in promoting Company values; continuing educational and management training; improving project quality; developing relationships with clients, strategic partners, and employees; demonstrating leadership abilities among coworkers;

and other goals. Overall, executive base salaries were increased in 1997 at a rate comparable to the increases provided at other companies and are near market levels.

ANNUAL INCENTIVES

    The annual incentive plan is the second major compensation element for executive officers. The incentive plan provides three levels of award opportunities. The award is based on a target dollar amount that is at the 75th percentile of the comparator companies as established annually in consultation with the independent compensation consultant. The performance target is based on earnings per share. The award, if any, is paid in cash.

    In the event an executive elects to take part of the annual incentive award in restricted stock of the Company, the executive receives a bonus of 33 percent of the value of shares taken in restricted stock and the bonus shares awarded are also in restricted stock. EXAMPLE: Executive receives an incentive award of $50,000 and elects to take $20,000 in restricted stock. The executive receives a "bonus" worth $6,600 ($20,000 times 33 percent) of shares in restricted stock.

LONG-TERM INCENTIVES

    Long-term incentives are provided pursuant to the Company's Long-Term Incentive Plan. When awarding long-term incentives, the Compensation Committee considers executives' levels of responsibility, prior experience, historical award data, various performance criteria, and compensation practices at comparator companies. Participation in the Long-Term Incentive Plan is limited to executives who have a continuing corporate-wide impact on the Company.

    Long-term incentives are generally provided through a combination of performance units, stock options, and restricted stock. The Committee has determined to provide annual long-term incentive value through a combination of performance units (75 percent) and stock options (25 percent). The Committee's objective is to provide executives with total annual long-term incentive award opportunities that are at the 75th percentile of the comparator companies. In its discretion, the Committee may grant restricted stock to recognize special performance or for retention purposes.

PERFORMANCE UNITS

    The Company's performance units are designed to tie executive's long-term compensation directly to specific corporate performance measures. The cycle for the years 1996-1998 and 1997-1999 are based on a combination of economic value added ("EVA") and earnings available for common shareholders. The cycle for the years 1998-2000 is based on the Company's total shareholder return ranking relative to a specified peer group of companies. For the 1995-1997 cycle of the long-term plan, the actual earnings available under the plan and threshold return on equity warranted payment on the performance units in accordance with the provisions of the plan.

    Any payments made under the three year performance cycle awards are restricted stock until such time that the executive has accumulated shareholdings of the Company from any source, excluding unexercised stock options, of at least one to five times his or her annual base salary. At such time that the executive has exceeded the targeted share ownership, compensation, if any, from this plan will be paid in cash. If payments are made in cash, the employee may elect to take any portion of his cash award in restricted stock and said stock will receive a bonus of 25 percent in restricted stock along the terms outlined above under annual incentive plan.

STOCK OPTIONS

    Stock options are granted annually under the Long-Term Incentive Plan at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the creation of shareholder value over the long term. The option grants have a vesting schedule in which 25 percent vests on the second anniversary of the grant, an additional 25 percent vests on the third anniversary of the grant, and the final 50 percent vests on the fourth anniversary of the grant. This vesting schedule is intended to help provide a meaningful retention mechanism.

    To foster long-term success, the Company also issues stock options to select executives not participating in the long-term incentive plan described above. The number of shares granted are based on the executive's level of responsibility and targeted value of the stock if assumptions about the growth of the Company's stock are realized. Options are granted at 100 percent of fair market value on the date of grant, and can be exercised (following a one-year holding period) at any time over a ten-year period. Executives who are eligible for the long-term incentive plan may also receive new stock option grants under the Company plan.

BENEFITS

    Benefits offered to key executives serve a different purpose than do the other elements of compensation. In general, they provide a safety net of protection against financial catastrophes that can result from illness, disability, or death. Benefits offered to key executives are generally those offered to the general employee population with some variation to promote tax efficiency and replacement of benefit opportunities lost to regulatory limits.

CHIEF EXECUTIVE OFFICER COMPENSATION

    It is the policy of the Compensation Committee to review the Chief Executive Officer's base salary each year in relation to comparable positions of responsibility at the comparator companies. This does not assure an increase in salary. At the present time, Richard Green's salary is slightly above the median level of compensation for the comparator companies. Mr. Green's base salary
effective February   , 1998 has been increased to $    reflecting economic
adjustments for chief executive officers.

    Annual incentive awards are based on actual Company results and quality of management. The actual earnings per share were $2.26. The incentive payment of
$         has been authorized by the Compensation Committee to Mr. Green according to the earnings per share and growth goals set by the Compensation Committee for 1997. Mr. Green elected to take his incentive payment in the form of restricted stock. Pursuant to the terms of the plan, he received a bonus of 33 percent of the value of the shares, which was also paid in restricted stock.

    Mr. Green was awarded performance units under the long-term incentive plan for the period 1995-1997. The minimum performance levels under the long-term incentive plan for earnings available and return on equity at the end of the 1995-1997 cycle were met and, accordingly, Mr. Green received a payment of
$         . A long-term incentive payment was not authorized by the Compensation
Committee to Mr. Green according to the provisions of the plan for years 1995 and 1996.

    In addition to the performance units, Mr. Green was granted 90,000 stock options at a price of $35.344. Stock option grants under the long-term incentive plan have the following vested schedule: 25 percent vests on the second anniversary of the grant, an additional 25 percent vests on the third anniversary of the grant, and the final 50 percent vests on the fourth anniversary of the grant.

    A new three-year performance cycle was started in 1996 and will extend through 1998. These grants were determined based on the market data targeting a payout equal to the 75th percentile for long-term incentive compensation for chief executive officers of comparator companies. If the minimum performance target is not met under this plan, no payments will be made.

    A new three-year performance cycle was started in 1997 and will extend through 1999. These grants were determined based on the market data targeting payout equal to the 75th percentile for long-term incentive compensation for chief executive officers of comparator companies. If the minimum performance targets are not met under this plan, no payments will be made.

    During 1996, the Committee discussed and approved the terms of an employment contract with the Chief Executive Officer. For a description of the arrangement agreed to by the Committee, see "Severance and Employment Agreements" on page 10.

INTERNAL REVENUE CODE 162(M) CONSIDERATIONS

    Section 162(m) of the Internal Revenue Code provides that executive compensation in excess of $1 million will not be deductible for purposes of corporate income taxes unless it is performance-based compensation and is paid pursuant to a plan meeting certain requirements of the Code. The Committee intends to continue increased reliance on performance-based compensation programs. Such programs will be designed to fulfill, in the best possible manner, future corporate business objectives. To the extent consistent with this goal, the Committee currently anticipates that such programs will also be designed to satisfy the requirements of Section 162(m) with respect to the deductibility of compensation paid. The Committee believes that compensation actually paid in respect of 1997 was deductible.

CONCLUSION

    The Compensation Committee believes these executive compensation policies and programs serve the interests of shareholders and the Company effectively. The various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the shareholder's benefit.

    We will continue to monitor the effectiveness of the Company's total compensation program to meet the current needs of the Company.

           Irvine O. Hockaday, Jr.        L. Patton Kline        Herman Cain

                           SUMMARY COMPENSATION TABLE

                                                           OTHER       RESTRICTED
                                                           ANNUAL        STOCK       STOCK     LONG-TERM
NAME AND PRINCIPAL                                      COMPENSATION    AWARD(S)    OPTIONS  INCENTIVE PLAN     ALL OTHER
POSITION                   YEAR  SALARY($)   BONUS($)       ($)          (1)($)       (#)         ($)          COMPENSATION
-------------------------  ----  ---------   --------   ------------   ----------   -------  --------------   --------------
Richard C. Green ........  1997    618,057         0     15,423         796,009     90,000            0            35,968
  Chairman & CEO           1996    495,000         0     53,730         330,010     141,400     550,017            46,810
                           1995                                                     120,565

Robert K. Green .........  1997    466,731         0     10,764         756,493     72,000            0            54,741
  President                1996    306,054         0     55,025         177,778     113,120     266,537            42,533
                           1995                                                     74,194

Harvey J. Padewer .......  1997                                                     35,000
  Senior Vice President    1996                                                     25,500
                           1995                                                     21,700

James G. Miller .........  1997    215,576   141,634      4,543               0     35,000            0            24,000
  Senior Vice President    1996    208,550   267,016      7,454               0     29,600       44,379            21,978
                           1995                                                     25,222

Charles K. Dempster .....  1997    283,683         0      3,285         399,523     55,000            0            67,270
  Chairman and Chief       1996    240,185   276,672          0          28,968     34,100       20,460            26,446
  Executive Officer,       1995                                                     29,032
  UtiliCorp U.K., Inc.

Terry G. Westbrook ......  1997(2)   262,500       0      5,822               0          0            0            17,147
  Senior Vice              1996         --   216,125         --               0     109,786           0                --
  President/CFO            1995(2)                --                         --         --           --

------------------------------

(1) Restrictions lapse at various times following the third year after date of grant. Dividends are paid on restricted stock awards at the same rate as paid to all stockholders. On December 31, 1997, Mr. Richard C. Green, Jr. held 58,549 shares of restricted stock having a market value of $2,272,433; Mr. Robert K. Green held 62,100 shares of restricted stock having a market value of $2,412,196; Mr. Harvey J. Padewer held 9,009 shares of restricted stock having a market value of $349,661; Mr. James G. Miller held 1,887 shares of restricted stock having a market value of $73,239; and Mr. Dempster held 20,228 shares of restricted stock having a market value of $785,099. All market values are determined as of December 31, 1997. Grants made on March 13, 1998 for 1997 service are included in the market value totals described in the "Restricted Stock Award(s)" column above for the year 1997. The March stock grants were valued using the fair market value on
    March   , 1998 of $         per shares.

(2) Mr. Westbrook was not an officer of the Company in 1995, and resigned from the Company on May 19, 1997.

SEVERANCE AND EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with Mr. Richard C. Green, Jr. and Mr. Robert K. Green (the "Employment Agreements") which provide for, among other things, a base salary in an amount not less than $630,000 for Mr. Richard C. Green, Jr. and not less than $480,000 for Mr. Robert K. Green; the continuation of Mr. Richard C. Green, Jr.'s employment as Chairman and Chief Executive Officer of the Company and Mr. Robert K. Green's employment as President of the Company during the continuation of employment under their respective Employment Agreements; and participation in the Company's benefit and incentive plans. Each Employment Agreement provides that in the event of termination without cause or by the employee for good reason, the Company will continue salary payments at the minimum annual base salary rate for three years following the date of termination and pay a lump sum equal to three times the maximum incentive compensation benefit that would be paid to the employee for the year during which the termination occurs if all the targeted goals in effect on the date of termination were exceeded, along with payment of certain other amounts.

    The Company has entered into severance agreements with the individuals named in the Summary Compensation Table, other than Mr. Richard C. Green, Jr. and Mr. Robert K. Green. These agreements are intended to provide for continuity of management in the event of a change in control of UCU. The agreements provide that covered executives would be entitled to certain severance benefits following a change of control of UCU. If, following a change of control, the executive's employment with UCU is terminated for any reason, then the executive is entitled to a severance payment that will be 2.99 times the executive's average annual compensation for the five years preceding the change in control, unless such termination is as a result of death, disability, retirement, for cause or if such executive terminates employment for other than good reason (as this term is defined in the agreement). The severance payment is made in the form of a lump sum cash payment.

    Effective as of January 1, 1996, Mr. Dempster entered into a three-year employment agreement with UCU whereby he serves as Chairman and Chief Executive Officer of UtiliCorp U.K., Inc. The employment agreement provides Mr. Dempster with an annual salary of $252,000, a maximum bonus opportunity at 45% of base salary at target and 70% of base salary at maximum, participation in the Company's long-term incentive program and participation in other employee benefit plans of UCU. The employment agreement also provides various benefits to Mr. Dempster as a result of his assignment in the U.K. In the event of involuntary termination, Mr. Dempster will receive a lump sum payment equal to
2.99 times the average of his last five years' base salary.

    The Company and Mr. Westbrook entered into a Transition Agreement pursuant to which he agreed to cooperate in the orderly transition of management following his resignation from the Company. The agreement provides for the continuation of his annual salary of approximately $336,000 per year for 1997 as well as certain other benefits.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                      % OF TOTAL
                                                        OPTIONS                                     GRANT DATE
                                          OPTIONS     GRANTED TO     EXERCISE OR                     PRESENT
                                          GRANTED    EMPLOYEES IN     BASE PRICE    EXPIRATION       VALUE(1)
NAME                                        (#)       FISCAL YEAR       ($/SH)         DATE             $
----------------------------------------  --------   -------------   ------------   -----------   --------------
Richard C. Green, Jr. ..................  90,000                      35.344        2/3/08
  Chairman and CEO
Robert K. Green ........................  72,000                      35.344        2/3/08
  President
Harvey J. Padewer ......................  35,000                      35.344        2/3/08
  Senior Vice President
James G. Miller ........................  35,000                      35.344        2/3/08
  Senior Vice President
Charles K. Dempster ....................  35,000                      35.344        2/3/08
  Chairman and CEO,
  UtiliCorp U.K., Inc.
Terry G. Westbrook .....................      0                           --            --
  Senior Vice President and CFO

------------------------

(1) BLACK SCHOLES ASSUMPTION
    The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:

    - An exercise price on the option of $35.344, equal to the fair market value of the underlying stock on the date of grant.

    - An option term of 10 years.

    - An interest rate of 6.58 percent that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term.

    - Volatility of 14.29 percent calculated using daily stock prices for one-year period prior to the grant date.

    - Dividends at the rate of $1.80 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant.

    - Reductions of approximately 11.49 percent to reflect the probability of forfeiture due to termination prior to vesting, and approximately 8.08 percent to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

(2) Options granted February 2, 1998 and have the following vesting schedule:
    25% vests on the second anniversary of the grant, an additional 25% vests on the third anniversary and the final 50% vests on the fourth anniversary of the grant.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                                   VALUE OF
                                                                                                  UNEXERCISED
                                                                      NUMBER OF UNEXERCISED      IN-THE-MONEY
                                              SHARES                        OPTIONS AT            OPTIONS AT
                                            ACQUIRED ON     VALUE           FY-END (#)            FY-END ($)
                                             EXERCISE     REALIZED         EXERCISABLE/          EXERCISABLE/
NAME                                            (#)          ($)          UNEXERCISABLE          UNEXERCISABLE
------------------------------------------  -----------  -----------  ----------------------  -------------------

Richard C. Green, Jr. ....................           0            0            210,865/             2,314,145/
  Chairman and CEO                                                              141,400              1,564,238

Robert K. Green ..........................           0            0             82,644/               955,462/
  President                                                                     113,120              1,251,390

Harvey J. Padewer ........................      21,744      156,285                  0/                     0/
  Senior Vice President                                                          25,500                282,094

James G. Miller ..........................           0            0             54,472/               612,398/
  Senior Vice President                                                          29,600                327,450

Charles K. Dempster ......................           0            0             61,432/               641,267/
  Chairman and CEO,                                                              34,100                377,231
  UtiliCorp U.K., Inc.

Terry G. Westbrook .......................           0            0                  (1)                    (1)
  Senior Vice President and CFO

------------------------

(1) All options were canceled upon his resignation.

             LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

                                                                                      PERFORMANCE
                                                                                       OR OTHER
                                                                                        PERIOD
                                                                  NUMBER OF SHARES,      UNTIL
                                                                   UNITS OR OTHER     MATURATION    THRESHOLD    TARGET
NAME                                                                 RIGHTS (#)        OR PAYOUT       ($)         ($)
---------------------------------------------------------------  -------------------  -----------  -----------  ---------

Richard C. Green, Jr. .........................................
  Chairman and CEO

Robert K. Green ...............................................
  President

Harvey J. Padewer .............................................
  Senior Vice President

James G. Miller ...............................................
  Senior Vice President

Charles K. Dempster ...........................................
  Chairman and Chief Executive Officer,
  UtiliCorp U.K., Inc.

Terry G. Westbrook ............................................
  Senior Vice President and CFO

    The long-term awards are expressed as a percentage of current base salary; Messrs. Green, 20% - Threshold; 65% - Target and 130% - Maximum; Messrs. Dempster, Westbrook and Miller, 20% - Threshold; 37.5% - Target and 75% -Maximum. The actual amounts paid will be a percentage of their base salary in effect at the end of the performance cycle.

    The value of long-term incentive awards is a targeted amount annually based on competitive survey data from billion dollar revenue companies, in consultation with the Company's independent compensation consultant. The awards for the 1996 to 1998 cycle are determined based on targeted amounts in earnings available at the end of the cycle and a threshold for return on equity. The targeted amount will produce a payout equal to the 75th percentile for long-term bonus awards of billion dollar revenue companies.

RETIREMENT PLAN

    The Company maintains the UtiliCorp United Inc. Restated Retirement Income Plan (the "Retirement Plan") a non-contributory defined benefit retirement plan. Final average compensation is defined in this Retirement Plan as total base salary excluding overtime payments, bonuses, amounts deferred to non-qualified deferred income plans and any other extraordinary compensation, but including employee contributions made to the UtiliCorp United Inc. Savings Plan and the flexible spending arrangement maintained by the Company, and corresponds to salary in the summary compensation table. This amount is computed as the high four consecutive years.

    Benefits payable from the Retirement Plan are limited by provisions of the Internal Revenue Code. The Company maintains an unfunded Supplemental Retirement Plan to provide for the payment of retirement benefits calculated in accordance with the Retirement Plan which would otherwise be limited by the provisions of the Internal Revenue Code.

    The years of credited service for each officer named in the Summary Compensation Table are as follows: Mr. Richard C. Green, Jr., 18 years; Mr. Robert K. Green, 8 years; Mr. Westbrook, 1 year; Mr. Dempster, 4 years and Mr. Miller, 13 years.

    The following table sets forth the estimated annual benefits payable to persons in specified remuneration and service classifications assuming retirement in 1997 at age 62:

   ESTIMATED TOTAL ANNUAL RETIREMENT BENEFITS UNDER THE UTILICORP UNITED INC.
         RESTATED RETIREMENT INCOME PLAN AND THE UTILICORP UNITED INC.
                          RESTATED EXCESS BENEFIT PLAN

                                                  YEARS OF PENSION SERVICE
                              ----------------------------------------------------------------
FINAL AVERAGE COMPENSATION       15         20         25         30         35         40
----------------------------  ---------  ---------  ---------  ---------  ---------  ---------


    These benefits are applicable to employees retiring after December 31, 1997 at age 62 and have been computed on the basis of a straight-life annuity.

    The Company also maintains a supplemental retirement agreement with James G. Miller generally providing for the payment of an annual retirement benefit of $40,000 in addition to the benefit provided in the above table.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                UTILICORP UNITED INC., EDISON ELECTRIC INSTITUTE
          COMBINATION GAS AND ELECTRIC UTILITIES INDEX & S&P 500 INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            UTILICORP     S & P        EEI

            Total Fund   500 Index      Index
12/92          $100.00     $100.00    $100.00
12/93           121.28      110.08     111.66
12/94           107.51      111.52      97.28
12/95           126.65      153.43     123.91
12/96           123.88      188.66     123.13
12/97           189.20      251.61     159.17

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The firm of Arthur Anderson LLP was retained by the Company as independent public accountants for the year 1997. Arthur Andersen LLP has performed the audit of the Company's financial statements since May 1992.

    Representatives of Arthur Andersen LLP are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

    The Audit Committee of the Board of Directors will make its recommendations with respect to retention of an independent public accounting firm for the year 1998 at the annual meeting of the Board of Directors.

OTHER BUSINESS

    Management does not know of any matters to be presented at the meeting other than those specifically referred to in the Notice of Meeting. However, if any other matters shall properly come before the meeting, it is the intention of the persons named in the proxy to vote them in accordance with their judgment.

PROPOSALS OF SECURITY HOLDERS

    Proposals of security holders intended to be presented at the next annual meeting scheduled for May 5, 1999, must be received by the Company no later than November 20, 1998, in order to be considered

------------------------

* Assumes that the value of the investment in UCU stock and each index was $100 on January 1, 1993 and that all dividends were reinvested.

for inclusion in the proxy statement and form of proxy relating to that meeting. It is anticipated that the proxy statement and form of proxy relating to that meeting will be mailed to stockholders on or before March 24, 1998.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 required the Company's directors and executive officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership of the Company's common stock, and the Company is required to identify any of those persons who fail to file such reports on a timely basis. All such filings were filed on a timely basis except for the Form 3 for James Brook and one Form 4 for Dale J. Wolf, Harvey Padewer, James Brook and John R. Baker, each relating to one transaction.

SOLICITATION OF PROXIES

    The Company will bear the cost of solicitation of proxies, which will be principally conducted by the use of the mails; however, certain officers, employees and friends of the Company may also solicit by telephone, telegram or personal interview and the Company may reimburse brokerage firms and others for their expenses in forwarding soliciting material to the beneficial owners. The Company has retained Morrow & Co. to assist in the solicitation of proxies from
brokers, nominees, fiduciaries and other custodians at a fee of $      , plus
reimbursement of out-of-pocket expenses.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    Three Directors of the Company are to be elected, in "Class A," to hold office for three years. The following persons have been designated as nominees for the office: John R. Baker, Dr. Stanley O. Ikenberry and Irvine O. Hockaday, Jr. It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of the said nominees unless otherwise specified.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE FOREGOING NOMINEES FOR DIRECTOR.

                                   PROPOSAL 2
         PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

    The Board of Directors has approved, subject to approval of the stockholders at the Annual Meeting, an increase in the number of shares of authorized Common Stock (par value $1.00 per share) from 100 million shares to 200 million shares by adopting an amendment (the "Amendment") to the Certificate of Incorporation of the Company. It is intended that, unless otherwise directed by stockholders, proxies will be voted for approval of the Amendment.

    The purpose of increasing the number of authorized shares of Common Stock is to provide additional authorized stock which may be issued for such corporate purposes as the Board of Directors may determine to be desirable including, without limitation, future financings, investment opportunities, acquisitions, stock splits, stock dividends and other distributions, employee benefit plans or for other corporate purposes. The approximately 28 million shares of Common Stock currently available for issuance does not provide the Board of Directors needed flexibility for such corporate purposes. In addition, authorization for such additional shares will enable the Company, as the need may arise, to take timely advantage of market conditions and availability of favorable opportunities without the delay and expense associated with the holding of a special meeting of its stockholders.

    The stockholders of the Company have no preemptive rights to subscribe for, or purchase, any additional shares of the Company's Common Stock which may be issued. The issuance of shares of Common Stock by the Company in any type of stock issuance which is made, other than to existing stockholders on a pro rata basis, would reduce the relative voting power of existing stockholders and could result in a dilution of their equity interest in the Company. It is anticipated that any future issuance of Common Stock by the Company will be made upon authorization by the Board of Directors, without any further consent or approval of the stockholders, unless otherwise specifically required by applicable law.

    The Company's Certificate of Incorporation contains provisions which are designed to discourage attempts to obtain control of the Company in a transaction not approved by the Board of Directors. These provisions are as follows: (a) an 80% stockholder vote requirement to remove the entire Board of Directors; (b) an 80% stockholder vote requirement to amend provisions of the Bylaws relating to the Company's classified Board of Directors; (c) an 80% stockholder vote requirement for approval of certain business transactions, unless certain minimum price conditions are met or the Board of Directors approves the transaction; and (d) an 80% stockholder vote requirement to amend the foregoing provisions. See also "Introduction to Proposals 5, 6, 7 and 8" at page 22 of this Proxy Statement for a description of additional existing defenses.

    An increase in the authorized Common Stock might be considered as having the effect of discouraging attempts to take over control of the Company. Although the Board has no intention of doing so, shares of authorized but unissued Common Stock could (within the limits imposed by applicable law) be issued to a holder who would thereby have sufficient voting power to assure that any proposal by stockholders to remove directors and fill the vacancies created thereby with their own nominees, to accomplish certain business combinations opposed by the incumbent Board, or alter, amend or repeal certain of the provisions of the Certificate of Incorporation of the Company would not receive the required vote of 80% of the combined voting power of stockholders. The issuance of such shares could also be used to dilute the stock ownership of persons seeking to obtain control (since the holders of Common Stock do not have preemptive rights to purchase new shares issued by the Company) and could increase the cost for any such person seeking to obtain control. However, this is not the purpose of this proposal.

    The affirmative vote of the holders of at least majority of the shares of the Company's outstanding Common Stock is required to adopt the Amendment.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVAL AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

                                   PROPOSAL 3
                   PROPOSAL TO AMEND THE AMENDED AND RESTATED
                     1986 STOCK INCENTIVE PLAN TO ALLOW THE
                   ISSUANCE OF AN ADDITIONAL 2,000,000 SHARES
                              PURSUANT TO THE PLAN

PURPOSE

    The Company's Amended and Restated 1986 Stock Incentive Plan (the "Plan") is intended to foster in its participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries, to aid in retaining individuals who put forth such efforts and to assist in attracting the best available individuals in the future.

SHARES SUBJECT TO THE PLAN

    There are 267,214 shares of the Company's Common Stock authorized for nonqualified and incentive stock option grants and restricted stock awards which remain unissued under the Plan. The Company proposes to authorize an additional 2,000,000 shares of the Company's Common Stock under the Plan. All such shares are subject to adjustment in the event of stock splits, stock dividends and other situations.

EMPLOYEE PARTICIPANTS

    Participants in the Plan ("Participants") are selected by the Compensation Committee and consist of key employees. Currently, there are approximately persons participating in the Plan.

DELIVERY OF SHARES IN LIEU OF CASH INCENTIVE AWARDS

    The Plan provides that any Participant, who is eligible to receive a cash bonus or incentive payment from the Company under any management bonus or incentive plan of the Company or entitled to receive a cash payment for services rendered as a director, may be permitted by the Compensation Committee to receive shares of Common Stock under the Plan in lieu of such payments.

ADMINISTRATION

    The Plan is administered by the Company's Compensation Committee, which consists of at least three persons appointed by the Board. The Board may fill vacancies and may from time to time remove or add members. All members of the Compensation Committee must be disinterested persons as defined in Rule 16b-3 under the Exchange Act.

    The Compensation Committee may periodically adopt rules and regulations for carrying out the Plan, and for making amendments thereto, as desired without further action by the Company's stockholders except as required by applicable law.

TERMINATION

    The Plan will continue in effect until all shares of stock available for grant have been acquired through exercise of options or restricted stock awards, or until September 1, 2005, whichever is earlier. The Plan may be terminated at such earlier time as the Company's Board may determine.

TERMS OF STOCK OPTIONS

    Stock option awards under the Plan consist of non-qualified and incentive stock options. Options granted pursuant to the Plan need not be identical.

    The purchase price under each option is established by the Compensation Committee but in no event will the option price be less than 100% of the fair market value of Common Stock on the date of grant. The closing price per share of the Company's Common Stock as reported on the New York Stock Exchange on
       , 1998 was $      . The option price must be paid in full at the time of
exercise. The price may be paid in cash or by the surrender of shares of Common Stock owned by the participant exercising the option and having a fair market value on the date of exercise equal to the option price, or by any combination of the foregoing equal to the option price.

    Options granted must be exercised within a period of not more than 10 years from the grant date and the aggregate fair market value of shares as to which incentive stock options ("ISOs") are exercisable for the first time by a grantee during any calendar year shall not exceed $100,000. Options will have such terms and be exercisable in such manner and at such times as the Compensation Committee may determine. ISOs are also subject to further restrictions under the Internal Revenue Code of 1986, as amended (the "Code") as set forth in the Plan. Subject to the Code's restrictions on ISOs, the Compensation Committee may provide for accelerated exercisability of options, or lapse of options, in the event of the employee's death, disablement or termination or certain change in control as set forth in the Plan.

    Each option is transferable only by will or the law of descent and distribution and may only be exercisable by the Participant during his or her lifetime.

FEDERAL INCOME TAX CONSEQUENCES

    The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law. State and local tax consequences may differ.

    ISOs and NSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NSOs need not comply with such requirements.

    An optionee is not taxed for regular income tax purposes on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax, If an optionee holds the shares acquired upon the exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one- and two-year holding periods described above, the optionee will recognize ordinary income in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The excess, if any, of the amount received on disposition of the stock over its fair market value on the exercise date will be treated as either long-term or short-term capital gain, depending on the holding period of the stock after exercise. The Company is non entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

    An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain on subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

    A Participant who is granted a restricted stock award is not required to include the value of such stock award in taxable income until the first year in which such Participant's rights in the stock award are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless such Participant timely files a Code Section 83(b) election to be taxed on the receipt of the stock award. In either case, the amount of taxable income recognized will be equal to the excess of the fair market value of the stock award at the time the income is recognized over the amount (if any) paid for the stock award. The Company receives a deduction in the amount of the taxable income recognized by the Participant, in the taxable year in which the Participant recognizes such income.

TERMS OF RESTRICTED STOCK AWARDS

    Like stock options granted under the Plan, restricted stock awards need not be identical. The number of shares and other terms and conditions of any restricted stock award, including the period for which the shares awarded will be subject to forfeiture and restrictions on transfer or on the ability of the grantee to make Code Section 83(b) elections without the consent of the Compensation Committee, shall be determined by the Compensation Committee. No such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date on which the award was granted, provided that the Compensation Committee may provide for the lapse of such restrictions on the employee's death or termination.

    The Compensation Committee, in its sole discretion, may impose performance restrictions on restricted stock awards as it may deem advisable or appropriate in accordance with the Plan and Section 162(m) of the Code.

AMENDED PLAN BENEFITS

    The Compensation Committee has full discretion to determine the number and amount of options to be granted to key employees under the Plan, subject to an annual limitation on the total number of options that may be granted to any key employee. Therefore, the benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other key employees under the Plan are not presently determinable. Details on stock options and restricted stock awards granted during the last three years to certain executive officers are presented in the table entitled "Summary Compensation Table." Additional information with respect to options granted during 1997 is presented in the table entitled "Option Grants in Last Fiscal Year."

REQUIRED APPROVAL

    The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the Meeting is required to approve the Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the Plan.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMEND THAT STOCKHOLDERS VOTE FOR PROPOSAL 3.

                                   PROPOSAL 4
               APPROVAL OF AMENDMENT TO THE UTILICORP UNITED INC.
                      ANNUAL AND LONG-TERM INCENTIVE PLAN

    The Company has a cash-based executive compensation plan in place. This Plan is the Annual and Long-Term Incentive Plan (the "Plan") previously approved by stockholders of the Company in 1995.

    Under a tax law which took effect on January 1, 1994, the Company cannot deduct compensation paid to its Chief Executive Officer and the other four named executive officers (the "Covered Employees"), to the extent such compensation exceeds $1 million per person in any year. Amounts paid under "performance-based" plans are excluded and can be deducted even if they cause total compensation to exceed $1 million. Plans are "performance-based" if they meet certain criteria and are approved by stockholders. The Plan was therefore submitted for stockholder approval and thus is an approved "performance-based" plan since it received the affirmative vote of the holders of a majority of the voting power of the voting shares present and entitled to vote at that meeting.

SUMMARY OF THE PLAN

    The purpose of the annual portion of the Plan is to provide key executives with financial incentives which will motivate and reward performance that achieves established business criteria on which the performance goal is based. Participants in the Plan are key managerial, professional or technical employees, and include the Company's Chief Executive Officer and the other four executives named in the Summary Compensation Table. The Performance Goals are measured over a calendar year and are set no later than April 1 of each year.

    The purpose of the long-term portion of the Incentive Plan is to further the growth and profitability of the Company by offering key executives the opportunity to receive incentive awards based on the successful achievement of certain long-range Company goals.

    The Compensation Committee administers the Plan and has discretion to identify individual employees who will be eligible to participate in this Plan based on the committee's determination that such employees' performance may have a significant impact on the annual and long-term success of the Company.

    Under the long-term portion of the Plan, incentive awards are paid to participants on the basis of the Company's performance over a rolling three-year, or longer, cycle. For the 1998-2000 cycle, performance is measured based on the Company's total shareholder return ranking relative to a specific peer group of companies. In addition, a minimum return on equity is required in order for payments to be made under this Plan. Additional performance measures that may be used are those described below.

    The Compensation Committee of the Board of Directors administers the Plan and approves both the annual and long-term awards if the achievement of certain goals based on business criteria is met, either over one year or long-term cycles, as the case may be. The performance objectives may vary from participant to participant, but with respect to Covered Employees such business criteria to establish a Performance Goal is currently measured by revenues, units sold, operating income, operating company contribution, cash flow, income before taxes, net income, earnings available per share, return on equity, return on assets, Economic Value Added (EVA) or total return to stockholders, whether applicable to the Company or any relevant subsidiary or business unit, or combination thereof, as the Compensation Committee may deem appropriate. In addition, the criteria selected by the Committee includes a minimum performance standard below which no payment will be made and a maximum performance level above which no increase in payment will be made. Under the current terms of the Plan an annual award or a long-term award paid under the Plan will not exceed 200% of the annual base salary of a Covered Employee on January 1 for the year in which payment is made. The Plan calls for the Compensation Committee to at all times administer the Plan with respect to Covered Employees so that compensation paid thereunder will be subject to tax deductibility as performance-based compensation.

    While the Plan also permits Discretionary Awards to be made to employees (other than the Chief Executive Officer), such discretionary payment will be outside of the definition of "performance-based" compensation and thus will count toward the $1 million per person compensation limit which may be deducted in any year.

    While the amount of the annual or long-term award that may be awarded to a Covered Employee for any Plan Year cannot be determined, payments under the annual portion of the Plan for the preceding three years are included in the Summary Compensation Table and potential awards under the long-term portion of the Plan are reported in the table titled "Long-Term Incentive Plans-- Awards in Last Fiscal Year."

PROPOSED AMENDMENTS TO THE PLAN

    Subject to stockholder approval the Compensation Committee and the Board of Directors have approved an amendment effecting two provisions of the Plan. The first adds a performance criteria which permits any of the existing performance goals to be compared to the performance of a published or special index, as determined by the Compensation Committee, including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies. The second increases the maximum annual award or long-term award which may be paid to a Covered Employee in any year to 400% of the annual base pay for that year.

    The first change to add this additional performance goal recognizes that comparing the performance of the Company to a group of other companies would in many cases more clearly recognize the true increase in shareholder value than looking at a particular measure in isolation. The second change recognizes that for superior performance the maximum payout may result in the current maximum limit being exceeded.

REQUIRED APPROVAL

    The affirmative vote of the holders of a majority of the shares of Common Stock represented and voting at the meeting is required to approve the amendments the Plan.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMEND THAT STOCKHOLDERS VOTE FOR PROPOSAL 4.

                               NEW PLAN BENEFITS

    The following table sets forth certain benefits related to Proposals 3 and
4. Future awards under the Amended and Restated 1986 Stock Incentive Plan ("SIP") and the Annual and Long-Term Incentive Plan ("ALTIP") are not determinable because specific awards are made at the discretion of the Compensation Committee, depending upon a variety of factors. See "Compensation Committee Report on Executive Compensation." For information concerning awards made under the SIP and the ALTIP to the Company's Chief Executive Officer and other five most highly compensated officers, see "Summary Compensation Table." The following table sets forth additional information with respect to 1997 awards under the SIP and the ALTIP.

                                                                                SIP
                                                              ---------------------------------------     ALTIP
                                                                                  NUMBER OF SHARES OF  -----------
                                                              NUMBER OF OPTIONS    RESTRICTED STOCK     PAYMENTS
                                                              ------------------  -------------------  -----------
All executives(1)...........................................                                           $
                                                                     -------             -------       -----------
All employees, as a group, excluding executives.............                                           $
                                                                     -------             -------       -----------
                                                                     -------             -------       -----------

------------------------

(1) Stock options were granted to    executives, Restricted Stock was awarded to
       executives and bonuses under the ALTIP were awarded to    executives.

                    INTRODUCTION TO PROPOSALS 5, 6, 7 AND 8

    The Board of Directors has unanimously approved and recommends that stockholders of the Company authorize the amendments (the "Amendments") to the Company's Certificate of Incorporation described in Proposals 5 through 8 set forth below.

    The Amendments are designed to promote conditions of continuity and stability in the Company's management and policies. Although the Amendments may have certain anti-takeover effects, Proposals 5 through 8 are not in response to any effort, of which the Company is aware, to accumulate the Company's Common Stock or to obtain control of the Company. The Board of Directors, however, has observed an increase in corporate takeover activity in recent years and the use of certain takeover tactics, including proxy fights, hostile takeover attempts, and partial tender offers, which have become relatively common in corporate takeover practice. The Board believes that these tactics can place undue pressure on boards of directors and stockholders to act hastily and on incomplete information, and therefore can be highly disruptive to a company and can result in unfair differences in treatment of some stockholders who act immediately in response to announcement of takeover activity and those who choose to act later, if at all.

    The over-all effect of the proposals would be to render more difficult the accomplishment of a merger or the assumption of control by a principal stockholder, and thus to make more difficult the removal of management. The Board of Directors does not presently intend to propose other anti-takeover measures in future proxy solicitations.

    Under Delaware law, each of the proposed Amendments to the Certificate of Incorporation described in Proposals 5 through 8 requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the meeting. All of the proposals are permitted by law and are consistent with the rules of the New York, Pacific and Toronto Stock Exchanges on which the Company's shares of Common Stock are listed. If stockholders approve any of the Amendments, the Company will cause such amendments to be filed with the Secretary of State of the State of Delaware as soon as practicable after such approval is final. Each Amendment adopted by stockholders will become effective regardless of whether any of the other Amendments to be acted upon at the meeting are adopted.

EXISTING DEFENSES.

    CERTIFICATE OF INCORPORATION. The Company's Certificate of Incorporation authorizes the issuance of 100,000,000 shares of Common Stock, 20,000,000 shares of Class A Common Stock and 10,000,000 shares of Preference Stock, not all of which have been issued or reserved. The Board of Directors may designate the terms, rights and preferences of any series of the Class A Common Stock and the Preference Stock, except that the Preference Stock is designated as non-voting until such time as dividends are in arrears in an amount equal to 1 1/2 times the annual dividend. This authorized and unissued stock could (within the limits imposed by applicable law and the rules of the relevant stock exchanges) be issued by the Company and used to discourage a change in control of the Company. In addition, shares of Common Stock and Preference Stock may be issued in the event that the rights issued in connection with the Company's Stockholder Rights Plan (described below) are exercised. Furthermore, under certain circumstances, shares of Class A Common Stock or Preference Stock could be used either to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.

    The Company's Certificate of Incorporation currently contains provisions which are designed to discourage attempts to obtain control of the Company in a transaction not approved by the Board of Directors. These provisions are as follows: (a) an 80% stockholder vote requirement to remove the entire Board of Directors; (b) an 80% stockholder vote requirement to amend provisions of the Certificate and Bylaws relating to the Company's classified Board of Directors;
(c) an 80% stockholder vote requirement for approval of certain business transactions, unless certain minimum price conditions are met or the Board of Directors approves the transaction; (d) an 80% stockholder vote requirement to amend the foregoing provisions; and (e) a requirement that stockholder action may be taken only at an annual or special meeting.

    BYLAWS. The Company's Bylaws contain certain provisions that may have an anti-takeover effect. Those provisions (i) impose advance notice requirements for stockholder nominations to the Board of Directors and stockholder proposals, and (ii) require that nominating stockholders provide information comparable to that which would be required of the Company under applicable federal securities laws. These Bylaw provisions could enable the Company to delay undesirable stockholder actions to give the Company necessary time and information to adequately respond.

    SEVERANCE AGREEMENTS. In late 1995, the Company entered into severance agreements with certain management employees. The severance agreements provide for payment of certain benefits if the employees are terminated without good cause or resign for good reason (all as defined in the agreements) within three years after a change of control of the Company. The agreements also provide for benefits under certain circumstances following a spin-off of a business unit of the Company. The benefits under the agreements are subject to reduction in certain circumstances to avoid imposition of "golden parachute" taxes under the Federal tax laws.

    STOCKHOLDER RIGHTS PLAN. On November 6, 1996, the Board of Directors adopted a stockholder rights plan (the "Stockholder Rights Plan") pursuant to which the Company distributed a dividend of one right (a "Right") for each outstanding share of Common Stock. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Participating Cumulative Preference Stock at an exercise price of $115, subject to certain adjustments. The description and terms of the Rights are set forth in a Rights Agreement, dated as of December 31, 1996, between the Company and

First Chicago Trust Company of New York, as rights agent, a copy of which has been filed in substantially final form with the Securities and Exchange Commission as an exhibit to the Company's 10-Q for the quarter ending September 30, 1996.

    The Rights are not exercisable until the occurrence of the earlier of the tenth business day (or such later date as the Board of Directors of the Company may from time to time fix by resolution) after (i) the first date of public announcement by the Company that a person (an "Acquiring Person") has acquired beneficial ownership of 15% of the Common Stock of the Company, or (ii) the date of commencement of a tender or exchange offer which, if consummated, would result in the acquiror becoming an Acquiring Person (the earlier of such dates being hereinafter called the "Distribution Date"). The definition of "Acquiring Person" excludes (i) persons who inadvertently acquire more than 15% of the outstanding Common Stock if the acquiror promptly decreases ownership below 15% and (ii) any third party which acquires shares directly from the Company pursuant to an agreement with the Company stating that such person is not intended to become an Acquiring Party as a result of such acquisition. Until the Distribution Date (or earlier redemption or expiration of the Rights), each share of Common Stock issued subsequent to the date of the original distribution of the Rights will be issued with an associated Right. On the Distribution Date, the Rights separate from the Common Stock, trade separately and become exercisable. The Rights will expire on December 31, 2006 (the "Expiration Date") unless earlier redeemed or exchanged by the Company as described below.

    In the event that any person or group of related persons becomes an Acquiring Person (a "Flip-In Event"), then each holder of a Right, other than Rights that are or were owned beneficially by the Acquiring Person (which will be void), will thereafter have the right to receive, upon exercise thereof at the then current exercise price of the Right, that number of shares of Common Stock (or, under certain circumstances, economically equivalent securities of the Company) having a market value of two times the exercise price of the Right.

    If, following a Flip-In Event, the Company is involved in a merger or other business combination entered into while the Acquiring Person is in control of the Board of Directors of the Company in which 50% or more of the Company's assets or assets representing 50% or more of the Company's revenue or cash flow are transferred to an Acquiring Person or affiliate thereof, the Company shall take such action as necessary to ensure that the Rights will "flip-over" and entitle each holder of a Right to purchase common shares of the acquiring corporation having a market value of twice the exercise price of the Right.

    At any time after a Flip-In Event and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock, the Board of Directors may elect to exchange each Right (other than Rights owned by the Acquiring Person) for shares of Common Stock of the Company at an exchange ratio of one share of Common Stock per Right.

    The Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"), subject to adjustment, at any time prior to the close of business on the earlier of (i) the date upon which a person becomes an Acquiring Person and (ii) the Expiration Date. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

    The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company without Board approval. The Rights will not interfere with any merger or other business combination with a third party approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to any person becoming an Acquired Person, redeem all but not less than all of the then outstanding Rights as described above.

    ACCELERATION OF VESTING UNDER STOCK INCENTIVE PLAN. Under the Company's Stock Incentive Plan, the agreement currently utilized in the granting of stock options and restricted stock awards provides that such options will become fully exercisable and restricted stock will vest upon the effective time of a merger or similar corporate event where the Company is not the surviving entity. These provisions, as well as the ability of the Company to issue such awards, could have an anti-takeover effect.

DESCRIPTION OF THE PROPOSED AMENDMENTS

    The full text of each Amendment for which approval is sought in Proposals 5 through 8 is set forth in Exhibit A to this Proxy Statement. The following description of the Amendments is qualified in its entirety by reference to Exhibit A. Stockholders are urged to read carefully Exhibit A and the following description and discussion of the proposals before voting on the proposals.

                                   PROPOSAL 5
          ALLOW BOARD TO DESIGNATE VOTING RIGHTS FOR PREFERENCE STOCK

    This proposal would amend Article Four of the Company's Certificate of Incorporation to allow the Board of Directors to determine the voting rights of the Company's Preference Stock.

    Article Four of the Certificate currently authorizes the Board of Directors to issue the Preference Stock in series with such designations, preferences, redemption price, dividend terms, conversion rights and liquidation rights as the Board may determine. Article Four, however, sets forth particular rights with respect to all Preference Stock, including a provision that the Preference Stock shall only have voting rights after such time as the dividends are in arrears in an amount equal to 1 1/2 times the annual dividend. At that time, the Preference Stock voting as a class would have the right to elect two directors.

    The proposed amendment would allow the Board of Directors to determine the voting rights of each series of Preference Stock, but would not affect the rights of any existing holders of Preference Stock.

    ADVANTAGES OF THE AMENDMENT. Allowing the Board to set the voting rights of the Preference Stock provides the Board with additional flexibility to structure future transactions in a way that is most beneficial for the Company, including, without limitation, financings, acquisitions, investment opportunities, stock dividends or other distributions, or for other corporation purposes. The Board does not perceive this amendment as having a significant impact because the Board currently has similar power to designate the voting rights of the Class A Common Stock and could effect the same result by providing the holders of Class A Common Stock with the right to approve or disapprove a change in control.

    DISADVANTAGES OF THE AMENDMENT. The proposed amendment could inhibit a takeover attempt by allowing the Board to create voting impediments to a would-be acquiror. The Board could authorize holders of Preference Stock to vote as a class, either separately or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. Also, any of the shares of Preference Stock could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid. The Board of Directors is unaware of any attempt to acquire control of the Company.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 5.

                                   PROPOSAL 6
          INCREASE NUMBER OF SHARES REQUIRED TO CALL A SPECIAL MEETING

    This proposal would amend Article Nine, Section 2 of the Company's Certificate of Incorporation to increase the number of outstanding shares required for stockholders to call a special meeting. Article Nine, Section 2 of the Company's Certificate of Incorporation currently provides that special meetings of stockholders may be called by the President, by the Board of Directors or by the holders of not less than one-fifth of the outstanding shares entitled to vote at such meeting. The proposed amendment would increase to a majority the percentage of outstanding shares required to call a special stockholder meeting.

    ADVANTAGES OF THE AMENDMENT. The proposed amendment would prevent a small number of stockholders from calling a special meeting for the purpose of making proposals that could be disruptive to the continuity and stability of the Company. The proposed amendment would ensure that holders of at least the minimum number of shares required to take action at a meeting are in favor of calling a special meeting.

    DISADVANTAGES OF THE AMENDMENT. The proposed amendment would make calling a special meeting more difficult. As a result, stockholders would need to control substantially more shares before such stockholders could call a special meeting for the purpose of considering a merger or other takeover proposal.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 6.

                                   PROPOSAL 7
                        ELIMINATION OF CUMULATIVE VOTING

    This proposal would amend the Company's Certificate of Incorporation to eliminate the requirement of cumulative voting in the election of directors. The Delaware General Corporation Law ("GCL") provides that the certificate of incorporation of a Delaware corporation may provide for cumulative voting at elections of directors or under other specified circumstances. Article Nine,
Section 3 of the Company's Certificate of Incorporation currently provides that at the election of directors each share of Common Stock shall entitle the holder to as many votes as the number of shares held multiplied by the number of directors to be elected and that such holder may cast all such votes for a single director or distribute them among two or more candidates. Cumulative voting is not required by the GCL.

    The elimination of cumulative voting will enable the holders of a majority of the shares entitled to vote in an election of directors to elect all of the directors being elected at that time and consequently, will make it more difficult for a minority stockholder of the Company to obtain representation on the Board of Directors. The elimination of cumulative voting might also, under certain circumstances, render more difficult, or discourage, a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of the Company's securities, or the removal of incumbent management.

    ADVANTAGES OF ELIMINATING CUMULATIVE VOTING. The Board of Directors believes that the potential disadvantages of cumulative voting far outweigh the benefits due to the increase in takeover activity and the use of abusive takeover tactics in recent years. Cumulative voting may allow a minority of stockholders to obtain representation on a company's board of directors to further objectives which may be contrary to those of the majority of the stockholders. Furthermore, cumulative voting may enable a minority to elect a director who represents interests intent on a takeover of the Company or similar action on terms not equally beneficial to all stockholders. For a board of directors to work effectively for all of the stockholders, each director should feel a responsibility to the stockholders as a whole and not to any special group of minority stockholders. If the proposed amendment is passed, its unlikely any director will be elected by any special interest group of minority stockholders.

    DISADVANTAGES OF ELIMINATING CUMULATIVE VOTING. The proposed amendment to eliminate cumulative voting in the election of directors may render more difficult and discourage the removal of incumbent directors and management. In addition, if a board of directors is unwilling to nominate or appoint to the board a representative of a substantial minority of its stockholders, cumulative voting might permit that minority to obtain board representation. Elimination of cumulative voting, particularly where a board of directors is large in number, substantially increases the percentage of shares required to gain representation on the board. In the case of the Company, under the present cumulative voting provision, assuming that 52,300,000 shares of Common Stock were outstanding and were voted at a meeting of stockholders held for the election of directors, a minimum of 13,075,001 shares would be required to assure a stockholder's ability to elect one Director if the Board of Directors were classified and a class of three Directors was up for election. If cumulative voting were eliminated, based on the above assumptions, over 26,150,000 shares would be required to ensure election of one director.

    The removal of cumulative voting could discourage accumulations of large blocks of the Company's Common Stock by purchasers seeking representation on the Board of Directors. Consequently, the adoption of this amendment could tend to reduce temporary fluctuations in the market price of shares of the Company's Common Stock which might be caused by such accumulations. Accordingly, stockholders could be deprived of certain opportunities to sell shares at a temporarily higher market price.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 7.

                                   PROPOSAL 8
              PROVIDE FOR REMOVAL OF BOARD MEMBERS ONLY FOR CAUSE

    This proposal is to approve an amendment to Article Nine, Section 4 of the Company's Certificate of Incorporation to provide that individual directors may be removed from office by stockholders only for cause and to clarify the language dealing with removal of the entire Board of Directors.

    Article Nine, Section 4 currently allows the stockholders to remove individual directors with or without cause "unless the votes cast against removal would be sufficient to elect such director at an election of the class of directors of which he is a part." Allowing removal of directors without cause is included today in the Company's Certificate of Incorporation as a result of the Company's prior incorporation as a Missouri corporation and prior to the Company's reincorporation in Delaware in 1987. Missouri corporate law provided that a director may be removed without cause by a stockholder vote, provided that the shares voted against such removal would not be sufficient to elect a director under cumulative voting rules. Under Delaware law, unless the corporation's certificate of incorporation otherwise provides: (i) a director of a corporation with cumulative voting may be removed without cause by a stockholder vote, provided that the shares voted against such removal would not be sufficient to elect a director under cumulative voting rules, and (ii) a director of a corporation with a classified board of directors (such as the Company) may be removed only for cause.

    At the time of the Company's reincorporation in Delaware, the Company retained cumulative voting and also retained the same provisions regarding the removal of directors as were provided under the Company's Missouri Articles of Incorporation. The Company's former Missouri Articles provided for removal with or without cause, but required the affirmative vote of 80% or more of the shares entitled to vote to remove the entire Board of Directors. However, individual directors still had some protection from unwarranted removal because of the cumulative voting provision. The Board of Directors has recommended elimination of cumulative voting. Therefore, the proposed amendment providing for removal of individual directors only "for cause" conforms the Company's Certificate with the Delaware GCL removal protection for a director on a staggered board.

    The proposed amendment to Article Nine, Section 4 specifically retains the provisions of Article Six, Section 3 dealing with the right of the stockholders to remove the entire Board of Directors with or without cause, upon approval by 80% or more of the shares entitled to vote to remove the entire Board of Directors. Article Six, Section 3 of the Certificate provides in relevant part that "notwithstanding any other provisions of the Certificate . . ., the entire Board of Directors may be removed at any time but only with the affirmative vote of the holders of 80% or more of the outstanding shares of capital stock of the

Company." The proposed amendment clarifies that Article Six, Section 3 is the governing provision if the entire Board of Directors is to be removed. The Board of Directors believes that no substantive change is made by this part of the proposed amendment.

    The proposed amendment further provides that future amendment or repeal of Article Nine, Section 4 would require the affirmative vote of 80% of the outstanding shares.

    ADVANTAGES OF ALLOWING REMOVAL ONLY FOR CAUSE. The primary purpose of this amendment is to preclude the removal of any director or directors by a takeover bidder or otherwise, unless removal is warranted for reasons other than control of the Board. For a takeover bidder to obtain effective control of the Company, it presently would need to control at least a majority of the Board votes. One popular method for a takeover bidder to obtain control is to acquire a majority of the outstanding shares of a company through a tender offer or open market purchases and to use that voting power to remove the existing directors and replace them with persons chosen by the takeover bidder. Requiring cause in order to remove a director would defeat this strategy, thereby encouraging potential takeover bidders to obtain the cooperation of the existing Board before attempting a takeover. The proposal is not being made as a result of any prior effort to remove a director. These amendments are consistent with, and supportive of, the concept of a classified board in that they tend to moderate the pace of change in the Board of Directors. The Board believes that the amendment will properly condition a director's continued service upon such director's ability to serve rather than such director's position relative to a dominant stockholder.

    The purpose of requiring approval of 80% of the outstanding shares to amend or repeal this provision is to prevent a stockholder or group of stockholders with a majority, but less than 80%, of the outstanding voting stock from amending the Certificate to delete the protections granted to the Board members. This is also consistent with the 80% approval required by Article Six, Section Three for removal of the entire Board of Directors.

    DISADVANTAGES TO PROVISIONS CONCERNING REMOVAL OF DIRECTORS. The amendment will make the removal of any director more difficult, even if such removal is believed by the stockholders to be in their best interests, and will eliminate the stockholders' ability to remove a Director at will. Since the amendment will make the removal of Directors more difficult, it will increase the Directors' security in their positions and, since the Board has the power to retain and discharge management, could perpetuate incumbent management.

    The proposed amendment permits removal of directors only for "cause." While what constitutes "cause" has not been conclusively established by the Delaware courts, actions such as embezzlement, disclosure of trade secrets, or other violations of fiduciary duty have been found to constitute cause for removal. Courts have indicated that the desire to take over management of a company or the failure to cooperate in management's plans for a company do not constitute cause for removal. One effect of the proposed amendment may be to make it more difficult for the holders of a majority of the shares of the Company to remove directors, should they deem it to be in their best interests to do so. The proposed amendment would render more difficult, and may discourage, an attempt to acquire control of the Company without the approval of the Company's management. Stockholders seeking to remove a director for cause could be forced to initiate a lawsuit to clarify the exact meaning of "cause," which could be costly and time-consuming. Stockholders should recognize that the amendment will make more difficult the removal of a director in circumstances which do not constitute a takeover attempt and where, in the opinion of the holders of a majority of the Company's outstanding shares, cause for such removal may exist. Moreover, the proposed amendment may have the effect of delaying an ultimate change in existing management which might be desired by a majority of the stockholders.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 8. UTILICORP UNITED INC.

                                                   [SIGNATURE]

                                          RICHARD C. GREEN, JR.
                                          CHAIRMAN OF THE BOARD AND
                                          CHIEF EXECUTIVE OFFICER

Dated: March   , 1998
Kansas City, Missouri

                                   EXHIBIT A
            PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

PROPOSAL 5

1. Article Four, Section 2A(1) would be amended to read in its entirety as follows:

        (1) SERIES AND VARIATIONS BETWEEN SERIES. The Preference Stock may be divided into and issued in series. The Board of Directors is hereby expressly authorized to cause such shares to be issued from time to time in series, and, by resolution adopted prior to the issue of shares of a particular series, to fix and determine the following with respect to such series, as to which matters the shares of a particular series may vary from those of any or all other series:

           (a) the distinctive serial designation of the shares of such series;

           (b) the dividend rate thereof;

           (c) the date from which dividends on shares issued prior to the date for payment of the first dividend thereon shall be cumulative;

           (d) the redemption price or prices and the terms of redemption (except as fixed in this Division A);

           (e) the terms and amount of any sinking fund for the purchase or redemption thereof;

           (f) the terms and conditions, if any, under which said shares may be converted;

           (g) the amounts payable thereon upon the involuntary liquidation, dissolution or winding up of the corporation; and

           (h) the voting rights, full or limited, or the voting power, if any, of shares of such series.

        Except as the shares of a particular series may vary from those of any or all other series in the foregoing respects, all of the shares of the Preference Stock, regardless of series, shall in all respects be equal and shall have the preferences, rights, privileges and restrictions herein fixed.

2. Article Four, Section 2A(5) would be amended to read in its entirety as follows:

        (5) VOTING RIGHTS. Any particular series of Preference Stock shall have such voting rights as shall be designated in a resolution passed by the Board of Directors establishing such series.

PROPOSAL 6

    Article Nine, Section 2 would be amended to read in its entirety as follows:

        Section 2. Special meetings of the stockholders may be called by the President, by the Board of Directors, by the holders of not less than a majority of all outstanding shares entitled to vote at such meetings or by such other officers or persons as may be provided in the Bylaws.

PROPOSAL 7

    Article Nine, Section 3 would be amended to read in its entirety as follows:

        Section 3. At all elections of directors of the Corporation, each stockholder shall be entitled to one vote per share as to each director to be elected and no shareholder shall have the right to cast votes in the aggregate or to cumulate votes for the election of any director; provided, however, that at any special meeting of stockholders called at the request of any holder of the Preference Stock entitled to make such a request pursuant to the provisions of Section 2A of Article Four and at the next and succeeding annual meetings of stockholders until termination of the voting powers of the

    Preference Stock, the holders of the Preference Stock, voting separately as a class, shall be entitled to elect two directors of the Corporation and the holders of the Common Stock shall be entitled to elect the remaining directors of the Corporation in accordance with this Section.

PROPOSAL 8

    Article Nine, Section 4 would be amended to read as follows:

        Section 4. At a meeting called expressly for that purpose, directors may be removed in the manner provided in this Section. Such meeting shall be held at the registered office or principal business office of the Corporation in this state or in the city or county of the state in which the principal business office of the Corporation is located. The entire Board of Directors may be removed as provided in Section 3 of Article Six of this Certificate of Incorporation. If less than the entire Board is to be removed, no one of the Directors may be removed without cause. Whenever the holders of the shares of any class or series are entitled to elect one or more directors by the provisions of this Certificate of Incorporation, the provisions of this section shall apply, in respect of the removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class or series and not to the vote of the outstanding shares as a whole. This Section may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than 80% of the outstanding shares of Voting Stock (as defined in Article Eight) of the Corporation.

                                                                     APPENDIX 1

                                UTILICORP UNITED INC.

                        ANNUAL AND LONG-TERM INCENTIVE PLAN

INTRODUCTION: The following sets forth the Annual and Long-Term Incentive Plan for UtiliCorp United Inc. which amends and restates the Annual Incentive Plan effective January 1, 1986 and expands it to include the Long-Term Incentive Plan, effective as of January 1, 1994.

(A)    PLAN PURPOSES

       The key purposes of the Plan are as set forth below.

       1. To encourage and reward both annual and long-term sustained performance above the level of performance that would be expected at a fully competent level, thereby enabling the Company to continue to provide outstanding service to its ratepayers and other customers while enhancing the value of the Company for its stockholders.

       2. Further, to provide competitive levels of cash compensation for key employees to assure the Company of the necessary talent for future success, and to directly link a significant portion of such compensation to those performance results most directly impacted by such key employees.

       3. Further, to permit the payment of a significant portion of the Plan awards on a deferred basis with appropriate vesting requirements to assist the Company in retaining the services of key employees and, by using Restricted Stock for such deferral, to enhance the ownership interest of key employees for the benefit of Company stockholders.

(B)    DEFINITIONS

       1. "Annual Award" shall mean the payment received annually by a Plan Participant whether paid in cash or shares of Restricted Stock as described in Section (F) below.

       2.     "Award" shall mean the payment of an Annual Award or Long-Term
              Award.

       3.     "Board" shall mean the Board of Directors of the Company.

       4.     "Committee" shall mean the Compensation Committee of the Board.

       5. "Company" shall mean UtiliCorp United Inc., and its divisions, subsidiaries and affiliated organizations approved for participation.

       6. "Designated Beneficiary" shall mean the person, or persons as elected by the

              Participant (or designated by the Company in the absence of such election) to receive any payments, whether in cash or shares of Restricted Stock due from the Plan in the event of a Participant's death.

       7. "Discretionary Annual Award" shall have the meaning described in Section (F), below.

       8. "Discretionary Annual Award Pools" shall have the meaning set out in Section (F), below.

       9. "Long-Term Award" shall mean the payment received hereunder, either in cash and/or shares of Restricted Stock following completion of a Long-Term Award Cycle.

       10. "Long-Term Award Cycle" shall mean a period of three or more consecutive calendar years during which cumulative Performance Awards are set.

       11.    "Effective Date" shall mean January 1, 1994.

       12. "Participant" or "Plan Participant" shall mean a key managerial, professional or technical employee approved for Plan membership by the Board (or the Committee) with respect to any Plan Year.

       13.    "Performance Goals" shall have the meaning set forth in Paragraphs
              (F) and (H) below.

       14. "Plan" shall mean the UtiliCorp United Inc. Annual and Long-Term Incentive Plan as described herein or amended hereafter.

       15. "Plan Year" shall mean January 1 through December 31, the calendar year, which corresponds with the Company's fiscal year.

       16. "Restricted Stock" shall mean shares of the Company's common stock awarded to Participants under the UtiliCorp United Inc. 1986 Stock Incentive Plan or any successor plan providing for the grant of Restricted Stock.

(C)    PLAN ADMINISTRATION

       1. The Company shall be responsible for the general administration of the Plan.

       2. The Board or, at the Board's direction, the Committee shall be responsible for monitoring the ongoing use of the Plan and shall:

              (a) review Company recommendations with respect to all necessary actions;

              (b) review Company recommendations for any amendments to the Plan; and

              (c) approve all Annual Awards and Long-Term Awards under the Plan and monitor the use of Discretionary Annual Award Pools.

(D)    BOARD (OR COMMITTEE) POWERS

       1. The Board, acting upon the advice and counsel of the Committee, or the Committee itself if so empowered by the Board, shall have the following powers with respect to the Plan.

              (a) Annual approval of: Participants; opportunity levels; the basis of Awards; and the method of payment for such Awards including the use and content of written agreements for Restricted Stock Awards.

              (b) The right to review, amend, and authorize any Performance Goals or other factors used to determine Annual Awards, Long-Term Awards and the Discretionary Annual Award Pools for any division or unit of the Company as described in Section (F) below.

              (c) The right to retroactively adjust any aspect of the Plan for an already completed or ongoing Plan Year if in the Board's (or Committee's) judgment significant events outside of the control of Plan Participants have occurred which require such adjustment if the Plan is to effectively serve its purposes.

              (d) The right to receive an annual summary of all Awards paid for each Plan Year and pertinent information with respect to all Restricted Stock Awards, plus such other information as it may reasonably request.

              (e) The right to amend or discontinue the Plan at any time if such action is deemed to be in the best interests of the Company, its ratepayers and its stockholders. In such event an appropriate and equitable resolution of Awards in the process of being earned during a Plan Year shall be made.

(E)    PLAN PARTICIPATION

       1. Each Plan Year all full-time employees shall be eligible to participate in the Plan with respect to the receipt of Discretionary Annual Awards pursuant to Section (F) below.

       2. With respect to Annual Awards and Long-Term Awards pursuant to Section (F) below, participation shall be limited to those managerial, professional, or technical employees who are key employees approved for participation by the Committee.

       3. To the extent separate incentive arrangements are established for various divisions or units of the Company, participation may include the eligibility for an Annual Award or Long-Term Award from one or more of such separate arrangements as the Board (or Committee) may determine.

       4. Participation for an Annual Award or Long-Term Award in one Plan Year does not automatically qualify an employee for participation in subsequent years nor does participation in a separate incentive arrangement for one division or unit automatically qualify an employee for participation in any other such arrangements.

       5. Subject to special action by the Board (or Committee) pursuant to subsection (6) below, participation for otherwise eligible employees whose status changes during a Plan Year shall be determined by the Chief Executive Officer of the Company, in accordance with the following.

              (a)    VOLUNTARY TERMINATION OF EMPLOYMENT, OR TERMINATION AT
                     THE REQUEST OF THE COMPANY. In such event a Participant shall forfeit all rights to any Award from the Plan for the Plan Year in which such termination occurs.

              (b) DEATH, RETIREMENT, OR TOTAL DISABILITY. In such event a Participant (or his or her estate) shall be entitled to a pro-rata Award, if any, for the Plan Year in which such event occurs.

                      (i) Such Awards shall be determined when all other Awards are determined for the applicable Plan Year.

                     (ii) "Pro-rata" shall mean the Award for the entire Plan Year multiplied by a fraction the numerator of which is the Participant's days of full-time active employment (counting any days on short-term disability or salary continuation) during the Plan Year and denominator of which is 365.

                    (iii) "Total Disability" shall mean the date of commencement of payments under the Company's long-term disability plan applicable to the Participant.

                     (iv) "Retirement" shall mean the cessation of active employment and the effective date of normal, later, or early Retirement under the Company's retirement or pension plan applicable to the Participant but not a termination of employment with vested rights under any such plan.

              (c) HIRE OR PROMOTION DURING A PLAN YEAR. Provided such event occurs within the first nine months of any Plan Year participation may be authorized for a pro-rata Annual Award or Long-Term Award subject to Board (or Committee) approval with respect to the opportunity levels and Performance Goals.

Actions taken by the Chief Executive Officer of the Company in accordance with the above do not require Board (or Committee) approval.

       6. Based upon the recommendation of the Company the Board (or Committee) may authorize actions other than those set forth in subsection (5) above to address unusual circumstances.

       7. Regardless of any other provision of the Plan a Participant whose personal, individual, performance for any Plan Year is determined to be unsatisfactory shall forfeit all rights to an Award for such Plan Year. This determination shall be made by the Chief Executive Officer of the Company with respect to employees not assigned to a specific unit or division and by the chief executive officer of the Participant's division or unit in all other cases, subject to the approval of the Chief Executive Officer of the Company.

(F)    TYPES OF AWARDS

       1. There are three types of Awards payable under the Plan: a Annual Award, a Long-Term Award and a Discretionary Annual Award.

       2. Annual Awards and Long-Term Awards are available only to key employees specifically approved as eligible for such Awards and payment with respect thereto shall be based on the achievement of specific Performance Goals established for each Participant.

              (a) Performance Goals may be set for the Company as a whole, for each division or unit, or for individual performance criteria.

              (b) Such Performance Goals can be established on the basis of specific numeric standards (e.g. return on net assets) or as one or more objectives or results for which performance achievements shall be determined on a discretionary, subjective basis by an appropriate individual, subject to Section (H), below.

              (c) For any Plan Year the Annual Award or Long-Term Award for any Participant shall have a set maximum amount, expressed as a percentage of annual salary and/or a dollar amount, as approved by the Board (or Committee); and set Award amounts may also be established at other performance levels such as threshold and par with or without provision for pro-ration.

              (d) Specific Board (or Committee) approval is required annually for the payment of Awards.

              (e) As approved by the Board (or Committee) for any Plan Year the Annual Award or Long-Term Award payable MAY be subject to either or both of the criteria set forth below.

                     (i) A "STOCKHOLDER (OR CORPORATE) PROTECTION TRIGGER" which establishes a minimum level of performance, or other action (e.g. the distribution of a level of dividends), which must be achieved before any Awards are payable for a Plan Year.

                     (ii) A "RATEPAYER PROTECTION FEATURE" which establishes a schedule of absolute or relative performance relating to the quality or cost of service provided by the Company (or division or unit) against which actual results will be compared for the Plan Year with the resulting comparison used to modify, or eliminate, Total Awards otherwise payable for such Plan Year.

              (f) Each Participant approved for an Award shall receive a written description of his or her opportunity and applicable Performance Goals.

       3. "Discretionary Awards" are available to any full-time employee of the Company except the Chief Executive Officer of the Company.

              (a) Such Discretionary Awards shall be payable from a Discretionary Award Pool established annually for each division or unit and the sum of such Awards for the employees in any unit or division for any Plan Year cannot exceed the pool approved by the Board (or Committee) for such division or unit. The pool established for employees not assigned to a division or unit shall be used for any Discretionary Award payable to the respective chief executive officers of the Company's participating divisions or units. The minimum Discretionary Award, if any, is $500 and the maximum Discretionary Award is ten percent of the employee's then existing annual base salary rate.

              (b) Discretionary Awards shall be determined subjectively by the chief executive officer or each division or unit, subject to the approval of the Chief Executive Officer of the Company and shall be used to recognize outstanding individual performance, the accomplishment of a specific task in an exemplary manner, or for individuals who made an inordinately significant contribution to overall divisional, unit or Company-wide results.

              (c) The total Discretionary Award Pool authorized for any division or unit need not be spent for any Plan Year. Unallocated Pool funds are not carried forward for subsequent Plan Years.

(G)    PAYMENT OF AWARDS

       1.     Discretionary Awards shall be payable in cash.

       2. Annual Awards and Long-Term Awards shall be payable in cash, Restricted Stock, or any combination thereof as approved by the Board (or Committee) for any individual Participant in any Plan Year; provided that payment in the form of Restricted Stock shall be approved by the Committee.

(H)    COMPLIANCE WITH SECTION 162(m) REQUIREMENTS.

The Plan shall at all times be administered to ensure that any Award under the Plan to the Company's Chief Executive Officer and the four highest compensated officers (determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of
       1934) (each a "Covered Employee") will be tax deductible. In furtherance of this goal, with respect to Awards payable under the Plan for Covered Employees, the Performance Goals established by the Committee may vary from one Covered Employee to another, and will be limited to certain business criteria measured by one or more of the following: revenues, units sold, operating income, operating company contribution, cash flow, income before taxes, net income, earnings available per share, return on equity, return on assets, Economic Value Added (EVA) or total return to stockholders, whether applicable to the Company or any relevant subsidiary or business unit, or combination thereof, as the Committee may deem appropriate, or any of the above goals as compared to the performance of a published or special index deemed appropriate by the Committee, including, but not limited to, the Standard & Poor's 500 Stock Index or a group of comparator companies.(1) The criteria selected by the Committee shall include a minimum performance standard below which no payments will be made and a maximum performance level above which no increased payment will be made. Notwithstanding the foregoing, in no event may any Performance Goals be established which would permit a Covered Employee to receive a single Annual Award or a Long-Term Award of more than 400%(2) of such Covered Employee's base annual compensation as of January 1 for the year in which an Award is paid. No payment of any Award may be made to any Covered

______________________
(1) Language in italics is proposed to be added following approval at the 1998 Stockholders' Meeting.

(2) Proposed to be added following approval at the 1998 Stockholders' Meeting.

       Employee unless the material terms of the Performance Goal under which the compensation is to be paid have been approved by shareholders of the Company and the Committee has certified in writing that the Performance Goals and any other material terms of the Award were in fact satisfied.

(I)    MISCELLANEOUS AND ADMINISTRATIVE PROVISIONS

       1. All Participants shall be entitled to receive a copy of the Plan and any amendments made subsequent to its Effective Date.

       2. The Plan shall be binding upon and inure to the benefit of the Participants (and their personal representatives), the Company and any successor organization or organizations which shall succeed to substantially all of the business and property of the Company, whether by means of merger, consolidation, acquisition of substantially all of the assets of the Company or otherwise, including by operation of law.

       3. All amounts used for Plan purposes shall be rounded to the nearest whole dollar.

       4. Awards whether in cash or Restricted Stock shall not be subject to assignment, pledge, lien, or encumbrances of any kind.

       5. Participation in the Plan does not guarantee employment by the Company.

       6. Awards shall not be used for any purposes for any employee benefit plan of the Company.

       7. The Plan shall be interpreted under the laws of the State of Missouri.

                                                                     APPENDIX 2

                                UTILICORP UNITED INC.
                                AMENDED AND RESTATED
                             1986 STOCK INCENTIVE PLAN

1.   PURPOSE

     The UtiliCorp United Inc. Amended and Restated 1986 Stock Incentive Plan is designed to enable qualified executive, managerial, supervisory and professional personnel of UtiliCorp United Inc. to acquire or increase their ownership of the $1.00 par value common stock of the Company on reasonable terms. The opportunity so provided is intended to foster, in participants, a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals in the future.

2.   DEFINITIONS

     When used herein, the following terms shall have the meaning set forth below:

     2.1  "Award" shall mean an Option or a Restricted Stock Award.

     2.2  "Board" means the Board of Directors of UtiliCorp United Inc.

     2.3 "Committee" means the members of the Board's Compensation Committee, which shall consist solely of two or more directors who are both
(a) "non-employee directors" under Rule 16b-3(b)(3) promulgated under Section 16 of the Exchange Act, or any successor provision thereto and (b) "outside directors" under Section 162(m) of the Code.

     2.4 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.5  "Company" means UtiliCorp United Inc., a Delaware corporation.

     2.6 "Fair Market Value" means, with respect to the Company's Shares, the mean between the high and low prices of Shares on the New York Stock Exchange Composite Tape on, as applicable: (a) the day on which an Award is granted; (b) the day all restrictions lapse for a Restricted Stock Award; or
(c) the day Shares are delivered in lieu of current cash compensation as permitted by the Plan or, if there should be no sale on that date, on the next preceding day on which there was a sale.

     2.7  "Grantee" means a person to whom an Award is made.

     2.8 "Incentive Stock Option" or "ISO" means an Option awarded under the Plan which meets the terms and conditions established by Section 422 of the Code and applicable regulations.

     2.9 "Non-Qualified Stock Option" or "NQSO" means an Option awarded under the Plan other than an ISO.

     2.10 "Option" means the right to purchase a number of Shares, at a price, for a term, under conditions, and for cash or other considerations fixed by the Committee and expressed in the written instrument evidencing the Option. An Option may be either an ISO or NQSO.

     2.11 "Plan" means the Company's Amended and Restated 1986 Stock Incentive Plan.

     2.12 "Restricted Stock Award" means the grant of a right to receive a number of Shares at a time or times fixed by the Committee in accordance with the Plan and subject to such limitations and restrictions as the Plan and the Committee impose, all as expressed in the written instrument evidencing the Restricted Stock Award.

     2.13 "Right of First Refusal" means the right of the Company to be given the opportunity to purchase Shares issued pursuant to Awards under the Plan at their then Fair Market Value, in the event the holder of such Shares desires to sell the Shares to any other person. This right may apply to any Shares awarded under the Plan under terms and conditions established by the Committee at the time of Award and included in the written instrument evidencing the Award, and shall apply to sales by the Grantee or the Grantee's guardian, legal representative, joint tenant, tenant in common, heir or successors.

     2.14 "Shares" means shares of the Company's $1.00 par value common stock or, if by reason of the adjustment provisions hereof any rights under an Award under the Plan pertain to any other security, such other security.

     2.15 "Subsidiary" means any business, whether or not incorporated, in which the Company, at the time an Award is granted to an employee thereof, or in other cases, at the time of reference, owns directly or indirectly not less than 50 percent of the equity interest except that with respect to an ISO the term "Subsidiary" shall have the meaning set forth in Section 425(f) of the Code.

     2.16 "Successor" means the legal representative of the estate of a deceased Grantee or the person or persons who shall acquire the right to exercise an Option, or to receive Shares issuable in satisfaction of a Restricted Stock Award, by bequest, inheritance or permitted transfer as provided in accordance with Section 8 hereof, or by reason of the death of the Grantee, as provided in accordance with Section 9 hereof.

     2.17 "Term" means the period during which a particular Option may be exercised or the period during which the restrictions placed on a Restricted Stock Award are in effect.

3.   ADMINISTRATION OF THE PLAN

     3.1  The Plan shall be administered by the Committee.

     3.2 Subject to the provisions of the Plan, the Committee shall have the sole authority to determine:

          (i) the employees of the Company and its Subsidiaries to whom Awards shall be granted;

          (ii)  the number of Shares to be covered by each Award;

          (iii) the price to be paid for the Shares upon the exercise of each Option;

          (iv)  the Term within which each Option may be exercised;

          (v) the terms and conditions of each Option, which may include provisions for payment of the option price in Shares at the Fair Market Value of such Shares on the day of their delivery for such purpose;

          (vi) the restrictions on transfer and forfeiture conditions with respect to the Award; and

          (vii) any other terms and conditions of the Award.

     3.3 The Committee may construe and interpret the Plan, reconcile inconsistencies thereunder and supply omissions therefrom. Any decision or action taken by the Committee in the exercise of such powers or otherwise, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations shall be conclusive and binding upon all Grantees, and any other person claiming under or through any Grantee.

     3.4 The Committee shall designate one of its members as Chairman. It shall hold its meetings at such times and places as may be determined. All determinations of the Committee shall be made by a majority of its members at the time in office. Any determination reduced to writing and signed by a majority of the members of the Committee at the time in office shall be fully as effective as if it had been made at a meeting duly called and held. The Committee may appoint a Secretary, who need not be a member of the Committee, and may establish and amend such rules and regulations for the conduct of its business and the administration of the Plan as it shall deem advisable.

     3.5 No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee. Service on the Committee is hereby specifically declared to constitute service as a Director of the Company, to the end that the members of the Committee shall, in respect of their acts and omissions as such, be entitled to the limitation of liability, indemnification and reimbursement as Directors of the Company pursuant to its Certificate of Incorporation, Bylaws and to the benefits of any insurance policy maintained by the Company providing coverage with respect to acts or omission of Directors of the Company.

     3.6 The Committee shall regularly inform the Board as to its actions under the Plan in such manner, at such times, and in such form as the Board may request.

     3.7 Notwithstanding the foregoing, in the event the Committee shall not exist at any time during the term of this Plan, the Plan shall be administered by the Board of Directors.

4.   ELIGIBILITY

     Awards may be made under the Plan only to the class of employees of the Company or of a Subsidiary, including officers, consisting of those employees who have executive, managerial, supervisory or professional responsibilities ("Eligible Employees"). A Director who is not an employee shall not be eligible to receive an Award. Awards may be made to Eligible Employees whether or not they have received prior Awards under the Plan or under any other plan, and whether or not they are participants in other benefit plans of the Company.

5.   SHARES SUBJECT TO PLAN

     2,262,644(1) Shares are hereby reserved for issuance in connection with Awards under the Plan and the issuance of Shares pursuant to Section 19, below. The Shares so used may be Shares held in the treasury, however acquired, or Shares which are authorized but unissued. Any Shares subject to Options which lapse unexercised, and any Shares forming part of a Restricted Stock Award which do not vest in the Grantee, shall once again be available for grant of Awards.

6.   GRANTING OF OPTIONS

     6.1 Subject to the terms of the Plan, the Committee may from time to time grant Options to Eligible Employees.

     6.2 Pursuant to the Code and applicable regulations, the aggregate Fair Market Value (determined at the time the Option is granted) of Shares as to which ISOs are exercisable for the first time by a Grantee during any calendar year (under all Plans of the Grantee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000. No ISO shall be granted to a Grantee who, at the time the ISO is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Grantee's employer corporation or of its parent or subsidiary corporation unless, at the time the ISO is granted, the Option price is at least 110 percent of the Fair Market Value of the stock subject to the ISO, and the ISO by its terms is not exercisable after the expiration of five years from the date the

_______________________________
(1) 262,644 Shares remain unissued under the 1986 Stock Incentive Plan and 2,000,000 additional Shares have been added to the Plan hereunder.

ISO is granted.

     6.3 The purchase price of each Share subject to an Option shall be fixed by the Committee, but shall not be less than the greater of the par value of the Share or 100 percent of the Fair Market Value of the Share on the date the Option is granted, except as otherwise provided in Section 6.2 with respect to a 10 percent stockholder.

     6.4 Each Option shall expire and all rights to purchase Shares thereunder shall terminate on the date fixed by the Committee and expressed in the written instrument evidencing the Option, which date in the case of ISOs shall not be after the expiration of ten years from the date the Option is granted, except as otherwise provided in Section 6.2 with respect to a 10 percent stockholder.

     6.5 Subject to the terms of the Plan each Option shall become exercisable at the time, and for the number of Shares, fixed by the Committee and expressed in the written instrument evidencing the Option; provided, however, that during any fiscal year of the Company, no Grantee shall be granted Options covering more than 150,000 Shares. Except to the extent otherwise provided in or pursuant to Sections 9 and 10, no Option shall become exercisable as to any Shares prior to the first anniversary of the date on which the Option was granted.

     6.6 Subject to the terms of the Plan, the Committee may at the time of the Award make all or any portion of Option Shares subject to a Right of First Refusal for any period of time designated by the Committee in the written instrument evidencing the Awards.

7.   RESTRICTED STOCK AWARDS

     7.1 Subject to the terms of the Plan, the Committee may also grant Eligible Employees Restricted Stock Awards.

     7.2 The number of Shares covered thereby and other terms and conditions of any such Restricted Stock Award, including the period for which and the conditions on which the Shares included in the Award will be subject to forfeiture and restrictions on transfer or on the ability of the Grantee to make elections with respect to the taxation of the Award without the consent of the Committee, shall be determined by the Committee and expressed in the written instrument evidencing the Award; provided, however, that during any fiscal year of the Company, no Grantee shall receive Restricted Stock Awards covering more than 150,000 Shares. Except as provided in or pursuant to Sections 9 and 10, no such restrictions shall lapse earlier than the first, or later than the tenth, anniversary of the date on which the Award was granted.

     7.3 Subject to the terms of the Plan, the Committee may at the time of the Award make all or portion of the Shares awarded under a Restricted Stock Award subject to a Right of First Refusal for any period of time designated by the Committee and expressed in the written instrument evidencing the Award.

     7.4 The Committee, in its sole discretion, may impose performance restrictions on Restricted Stock Awards as it may deem advisable or appropriate in accordance with this Section 7.4.

     7.4.1 The Committee may set restrictions based upon (a) the achievement of specific performance objectives (Company-wide, divisional or individual), (b) applicable Federal or state securities laws, or (c) any other basis determined by the Committee in its sole discretion.

     7.4.2 For purposes of qualifying Restricted Stock Awards as "performance-based compensation" under Section 162(m) of the Code, the Committee, in its sole discretion, may set restrictions based upon the achievement of performance goals. The performance goals shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock Awards to qualify as "performance-based compensation" under Section 162(m) of the Code. In granting Restricted Stock Awards that are intended to qualify under Code Section 162(m), the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock Awards under Code Section 162(m) (e.g., in determining the performance goals).

8.   NON-TRANSFERABILITY OF RIGHTS

     Except for certain transfers of Non-Qualified Stock Options to family members, trusts and charities, or pursuant to domestic relations orders, which the Committee in its sole discretion may permit, no Option and no rights under any Restricted Stock Award shall be transferable by the Grantee otherwise than by will or the laws of descent and distribution, and, except for permitted transferees, each Option may be exercised during the lifetime of the Grantee only by him.

9.   DEATH OR TERMINATION OF EMPLOYMENT

     9.1 Subject to the provisions of the Plan, the Committee may make and include in the written instrument evidencing an Option such provisions concerning exercise or lapse of the Option on death or termination of employment as it shall in its discretion determine.

     9.2 No ISO shall be exercisable after the date which is three months following the Grantee's termination of employment for any reason other than death or disability, unless (a) the Grantee dies during such three-month period, and (b) the written instrument evidencing the Award or the Committee permits later exercise. No ISO may be exercised more than one year after the Grantee's termination of employment on account of disability, unless (a) the Grantee dies during such one-year period and (b) the written instrument evidencing the Award or the Committee permits later exercise.

     9.3 The effect of death or termination of employment on Shares issuable or deliverable pursuant to any Restricted Stock Awards shall be as stated in the written instrument evidencing the Award.

     9.4 A transfer of employment between the Company and a Subsidiary, or between Subsidiaries, shall not constitute a termination of employment for purposes of the Award and the Plan.

10.  PROVISIONS RELATING TO TERMINATION OF THE COMPANY'S SEPARATE EXISTENCE

     The Committee may provide that in the event that the Company is to be wholly or partially liquidated, or agrees to participate in a merger, consolidation or reorganization in which it or any entity controlled by it is not the surviving entity, any or all Options granted under the Plan shall be immediately exercisable in full and the restrictions relating to any or all Restricted Stock Awards made under the Plan shall immediately lapse.

11.  WRITINGS EVIDENCING AWARDS

     Each Award granted under the Plan shall be evidenced by a writing which may, but need not be, in the form of an agreement to be signed by the Grantee. The writing shall set forth the nature and size of the Award, its Term, the other terms and conditions thereof, and such other matters as the Committee directs. Acceptance of any benefits of an Award by the Grantee shall be an assent to the terms and conditions set forth therein, whether or not the writing is in the form of an agreement signed by the Grantee.

12.  EXERCISE OF RIGHTS UNDER AWARDS

     12.1 A person entitled to exercise an Option may do so only by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option is being exercised and any other information which the Committee has previously prescribed and of which such person has been notified.

     12.2 Such a notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased thereunder, with such payment being made in cash or Shares having a Fair Market Value on the date of exercise of the Option equal to the purchase price payable under the Option, or a combination of cash and Shares, and no Shares shall be issued upon exercise of an Option until full payment has been made therefor; provided that the Committee may disapprove any payment in part or full by the transfer of Shares to the Company.

     12.3 Upon exercise of an Option or after grant of a Restricted Stock Award under which a Right of First Refusal has been required with respect to some or all of the Shares subject to such Option, or included in the Restricted Stock Award, the Grantee shall be required to acknowledge, in writing, his or her understanding of such Right of First Refusal and the legend which shall be placed on the certificates for such Shares in respect thereof.

     12.4 All notices or requests by a Grantee provided for herein shall be delivered to the Secretary of the Company.

13.  EFFECTIVE DATE OF THE PLAN AND DURATION

     The Plan shall be effective as of September 1, 1995, and no Awards may be granted under the Plan after September 1, 2005, although the terms of any Award may be amended at any time prior to the expiration of the Award in accordance with the Plan.

14.  DATE OF AWARD

     The date of an Award shall be the date on which the Committee's determination to grant the same is final, or such latter date as shall be specified by the Committee in connection with such determination.

15.  STOCKHOLDER STATUS

     No person shall have any rights as a stockholder by virtue of the grant of an Award under the Plan except with respect to Shares actually issued to that person.

16.  POSTPONEMENT OF EXERCISE

     The Committee may postpone any exercise of an Option or the delivery of any Shares pursuant to a Restricted Stock Award for such period as the Committee in its discretion may deem necessary in order to permit the Company (i) to effect or maintain registration of the Plan or the Shares issuable upon the exercise of an Option or distributable in satisfaction of a Restricted Stock Award under the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction, (ii) to permit any action to be taken in order to comply with restrictions or regulations incident to the maintenance of a public market for its Shares or to list the Shares thereon; or (iii) to determine that such Shares and the Plan are exempt from such registration or that no action of the kind referred to in (ii) above need be taken; and the Company shall not be obligated by virtue of any terms and conditions of any Award or any provision of the Plan to permit the exercise of an Option to sell or deliver Shares in violation of the Securities Act of 1933 or other applicable law. Any such postponement shall not extend the Term of an Option nor shorten the Term of a restriction applicable under any Restricted Stock Award; and neither the Company nor its directors or officers or any of them shall have any obligation or liability to the Grantee of an Award, to any Successor of a Grantee or to any other person with respect to any Shares as to which an Option shall lapse because of such postponement or as to which issuance under a Restricted Stock Award was thereby delayed.

17.  TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

     The Board may at any time terminate, suspend or modify the Plan, except that the Board shall not, without authorization of the stockholders of the Company, effect any change

(other than through adjustment for changes in capitalization as herein provided) which increases the aggregate number of Shares for which Awards may be granted or sold, materially amends the formula for determining the purchase price of Shares on which Options may be granted, changes the class of employees eligible to receive Awards, extends the period during which Awards may be granted or removes the restrictions set forth in this sentence.

     No termination, suspension or modification of the Plan shall adversely affect any right acquired by any Grantee or any Successor under an Award granted before the date of such termination, suspension or modification unless such Grantee or Successor shall consent thereto. Adjustments for changes in capitalization or corporate transactions as provided for herein shall not, however, be deemed to adversely affect such right.

18.  ADJUSTMENTS FOR CHANGES IN CAPITALIZATION AND CORPORATE TRANSACTIONS

     Any change in the number of outstanding shares of the Company occurring through stock splits, combination of shares, recapitalization, or stock dividends after the adoption of the Plan shall be appropriately reflected in an increase or decrease in the aggregate number of Shares then available for the grant of Awards under the Plan, or to become available through the termination, surrender or lapse of Awards previously granted and in the numbers of Shares subject to Restricted Stock Awards then outstanding; and appropriate adjustments shall be made in the per Share option price and/or number of Shares subject to the Option as to any outstanding Options. No fractional Shares shall result from such adjustments. Similar adjustments shall be made in the event of distribution of other securities in respect of outstanding Shares or in the event of a reorganization, merger, consolidation or any other change in the corporate structure or Shares of the Company, if and to the extent that the Committee deems such adjustments appropriate.

19.  DELIVERY OF SHARES IN LIEU OF CASH INCENTIVE AWARDS OR DIRECTOR'S FEES

     (a) Any employee otherwise eligible for an Award under the Plan who is eligible to receive a cash bonus or incentive payment from the Company under any management bonus or incentive plan of the Company or entitled to receive a cash payment for services rendered as a Director, may make application to the Committee in such manner as may be prescribed from time to time by the Committee to receive Shares available under the Plan in lieu of all or any portion of such cash payment. Such an application may be made by, and approved with respect to, a member of the Committee.

     (b) The Committee may in its discretion honor such application by delivering Shares available under the Plan to such employee, equal in Fair Market Value on the delivery date to that portion of the cash payment otherwise payable to the employee under such bonus or incentive plan, or for services rendered as a Director, for which a Share delivery is to be made in lieu of cash payment.

     (c) Any Shares delivered to an employee under this Section shall reduce the aggregate number of Shares authorized for issuance and delivery under the Plan.

     (d) Such applications and such delivery of Shares shall not be permitted after the expiration of ten years from the effective date of the Plan. Delivery of such Shares shall be deemed to occur on the date certificates therefor are sent by United States mail or hand-delivered to the recipient.

20.  NON-UNIFORM DETERMINATION PERMISSIBLE

     The Committee's determination under the Plan including, without limitation, determinations as to the persons to receive Awards, the form, amount and type of Awards (i.e., ISOs, NQSOs or Restricted Stock Awards), the terms and provisions of Awards, the written instruments evidencing such Awards, and the granting or rejecting of applications for delivery of Shares in lieu of cash bonus or incentive payments or compensation of a Director need not be uniform as among persons similarly situated and may be made selectively among otherwise eligible employees or Directors, whether or not such employees or Directors are similarly situated.

21.  TAXES

     (a) The Company shall be entitled to withhold the amount of any withholding tax payable with respect to any Awards or Shares delivered in lieu of cash payments. The person entitled to receive Shares pursuant to the Award will be given notice as far in advance as practicable to permit such cash payment to be made to the Company. The Company may defer making delivery of Shares until indemnified to its satisfaction with respect to any such withholding tax.

     (b) Notwithstanding the foregoing, at any time when a Grantee is required to pay to the Company an amount required to be withheld under applicable income tax laws, the Grantee may satisfy this obligation in whole or in part by electing (the "Election") to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on the closing price of the Shares on the New York Stock Exchange on the date that the amount of tax to be withheld shall be determined ("Tax Date"). Each Election must be made on or prior to the Tax Date. The Committee may disapprove any Election or may suspend or terminate the right to make Elections. An Election is irrevocable.

22.  TENURE

     An employee's right, if any, to continue in the employ of the Company or a Subsidiary shall not be affected by the fact that he is a participant under this Plan; and the Company or Subsidiary shall retain the right to terminate his employment without regard to the effect such termination may have on any rights he may have under the Plan.

23.  APPLICATION OF PROCEEDS

     The proceeds received by the Company from sale of its Shares pursuant to Options granted under the Plan shall be used for general corporate purposes.

24.  OTHER ACTIONS

     Nothing in the Plan shall be construed to limit the authority of the Company to exercise all of its corporate rights and powers, including, by way of illustration and not by way of limitation, the right to grant Options for proper corporate purposes otherwise than under the Plan to any employee or any other person, firm, corporation, association or other entity, or to grant Options to, or assume Options of, any person in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of all or any part of the business or assets of any person, firm, corporation, association or other entity.

                            UTILICORP UNITED INC.
                       PROXY/VOTING INSTRUCTION CARD

PROXY

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY for the Annual Meeting on May 6, 1998. The undersigned hereby constitutes and appoints Robert F. Jackson, Avis G. Tucker and Robert K. Green and each of them, true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated below, all of the shares of common stock of UtiliCorp United Inc. held of record by the undersigned on March 9, 1998, at the Annual Meeting of Stockholders to be held in the Imperial Ballroom of the Muehlebach Tower of the Kansas City Marriott Downtown 12th & Wyandotte on Wednesday, May 6, 1998, at 2:00 p.m. (Kansas City time) and at any adjournments thereof, on all matters coming before said meeting. IF NO DIRECTION AS TO THE MANNER OF VOTING THE PROXY IS MADE, THE PROXY WILL BE VOTED FOR THE PROPOSALS.

Election of Directors, Nominees:                     COMMENTS
                                           ----------------------------
John R. Baker                              ----------------------------
Dr. Stanley O. Ikenberry                   ----------------------------
Irvine O. Hockaday, Jr.                    ----------------------------
                                     (if you have written in the above space, please mark the corresponding box on the reverse side of this card)


You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. However, the Proxies cannot vote your shares unless you sign and return this card.
--------------------------------------------------------------------------------
                            FOLD AND DETACH HERE



        UTILICORP UNITED INC.
                                        ANNUAL
                                        MEETING OF
                                        SHAREHOLDERS

                                        MAY 6, 1998, 2:00 P.M.
                                        IMPERIAL BALLROOM OF THE
                                        MUEHLEBACH TOWER OF THE
                                        KANSAS CITY MARRIOTT
                                        DOWNTOWN 12TH & WYANDOTTE

/x/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

                                                   WITHHOLD
                                                   AUTHORITY
                                                TO VOTE FOR ALL
1. Election  of Directors            FOR           NOMINEES
   (except as withheld below)        / /              / /


For, except vote withheld from the following nominee(s):

------------------------------------------------------------------

                                                      FOR  AGAINST  ABSTAIN
2. To amend the Certificate of Incorporation
   to increase the number of authorized shares        / /    / /      / /
   of Common Stock to 200,000,000.

3. To amend the Amended and Restated 1986             / /    / /      / /
   Stock Incentive Plan to allow the issuance of an additional 2,000,000 shares pursuant to the plan.

4. To approve an amendment to the Utilicorp           / /    / /      / /
   United Inc. Annual and Long-Term Incentive
   Plan.

5. To amend the Company's Certificate of              / /    / /      / /
   Incorporation to allow the Board to
   designate voting rights for Preference
   Stock:

6. To amend the Company's Certificate of              / /    / /      / /
   Incorporation to increase the number of
   shares required to call a special meeting:

7. To amend the Company's Certificate of              / /    / /      / /
   Incorporation to eliminate cumulative
   voting:

8. To amend the Company's Certificate of              / /    / /      / /
   Incorporation to provide for removal of
   Board members only for cause.



SIGNATURE(S)                                    DATE
            ------------------------------------    --------------------
NOTE: Please sign exactly as name appears on this form. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE



Your vote is important to us!

Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted:

1. Mark your vote for Proposal 1 in one of the two boxes to the right of Proposal 1. If you wish to withhold authority to vote for any individual nominee, write the name of each such nominee on the lines provided.

2. Mark your vote for Proposals 2, 3, 4, 5, 6, 7 and 8 in one of the three boxes to the right of each Proposal.

3. Sign at bottom left in the space provided, exactly as your name appears on the form. Joint owners should each sign. Also enter the date.

4. Tear off at perforation and mail the completed card with signature(s) in the enclosed reply envelope to:


                                  UtiliCorp United Inc.
                                  P.O. Box 8621
                                  Edison, NJ 08818-9128